UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
WW INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WW INTERNATIONAL, INC.

18 West 18th Street, 7th Floor

New York, New York 10011

Corporate Website: corporate.ww.com

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 12, 2026

The 2026 Annual Meeting of Shareholders of WW International, Inc. (the “Company”) will be held on Friday, June 12, 2026 at 10:00 a.m. Eastern Time (the “2026 Annual Meeting”). The 2026 Annual Meeting will be a virtual meeting of shareholders. You will not be able to physically attend the 2026 Annual Meeting. You will be able to attend the 2026 Annual Meeting via live audio webcast by visiting meetnow.global/M2MGWQD, as well as vote your shares electronically and submit your questions electronically during the meeting. To attend and participate in the virtual 2026 Annual Meeting, including voting your shares at and submitting your questions during such meeting, you must have your 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent. Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement.

The 2026 Annual Meeting will be held to consider and act upon each of the following matters:

1.	The election of the six nominees named in the attached Proxy Statement as members of the Board of Directors;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026;

3.	The advisory vote to approve named executive officer compensation; and

4.	Such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on April 20, 2026, the record date, are entitled to notice of, and to vote at, the 2026 Annual Meeting and at any and all adjournments or postponements of the 2026 Annual Meeting.

By Order of the Board of Directors

Debra Cotter

Chief Legal Officer and Secretary

New York, New York

April 30, 2026

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2026 ANNUAL MEETING OF SHAREHOLDERS VIA WEBCAST, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

WW INTERNATIONAL, INC.

18 West 18th Street, 7th Floor

New York, New York 10011

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 12, 2026

The Board of Directors of WW International, Inc. is soliciting proxies for the company’s 2026 Annual Meeting of Shareholders to be held virtually via live audio webcast at meetnow.global/M2MGWQD on Friday, June 12, 2026, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2026 Annual Meeting of Shareholders, and at any and all adjournments or postponements thereof. It is anticipated that the Notice of 2026 Annual Meeting of Shareholders, this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 30, 2026.

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BASIS OF PRESENTATION

WW International, Inc. is a Virginia corporation with its principal executive offices in New York, New York. In this Proxy Statement, unless the context indicates otherwise, “we,” “us,” “our,” “WW,” “Weight Watchers” and the “Company” refer to WW International, Inc. and all of its operations consolidated for purposes of its financial statements. On June 24, 2025, following our emergence from bankruptcy, as described below, we changed our previous 52- or 53-week fiscal year ending on the Saturday closest to December 31 to a fiscal year coincident with the calendar year. We made the fiscal year change on a prospective basis and prior periods were not adjusted. The Company’s 2025 fiscal year that began on December 29, 2024 ended on December 31, 2025 and fiscal years 2026 and beyond begin on January 1 and end on December 31 of the applicable year. In this Proxy Statement:

•	“fiscal 2023” refers to our fiscal year ended December 30, 2023;

•	“fiscal 2024” refers to our fiscal year ended December 28, 2024;

•	“fiscal 2025” refers to our fiscal year ended December 31, 2025 (included four extra days due to our change in fiscal year end); and

•	any fiscal year thereafter refers to a fiscal year ended December 31 of the respective calendar year.

On June 24, 2025 (the “Effective Date”), the Company successfully emerged from a Chapter 11 restructuring (the “Emergence”) after filing, in May 2025, voluntary petitions for relief under Chapter 11of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware to implement a prepackaged Chapter 11 plan of reorganization that effectuated a financial restructuring of the Company’s secured debt. On June 17, 2025, the bankruptcy court entered an order confirming the First Amended Joint Prepackaged Plan of Reorganization of WW International, Inc. and its Debtor Affiliates, Docket No. 143 (the “Plan of Reorganization”). As part of transactions undertaken pursuant to the Plan of Reorganization, all previously issued and outstanding equity interests in the Company were cancelled and extinguished. Pursuant to the Plan of Reorganization, the holders of Allowed First Lien Claims (as defined in the Plan of Reorganization) received 91% of the shares of the Company’s newly issued shares of common stock.

INFORMATION ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

The Board of Directors of WW International, Inc. is soliciting proxies for the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) to be held virtually via live audio webcast at meetnow.global/M2MGWQD on Friday, June 12, 2026, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2026 Annual Meeting, and at any and all adjournments or postponements thereof. It is anticipated that the Notice of 2026 Annual Meeting of Shareholders, this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 30, 2026.

Who is entitled to vote?

As of the close of business on April 20, 2026 (such date and time, the “Record Date”), there were 9,998,760 shares of common stock, no par value per share, of the Company (the “Common Stock”) outstanding. If you are a shareholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to receive notice of and to vote at the 2026 Annual Meeting and at any and all adjournments or postponements of the 2026 Annual Meeting. You are entitled to one vote for each share of Common Stock you hold as a shareholder of record or as beneficial owner for each matter presented for vote at the 2026 Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by or on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the persons named in the enclosed proxy card or to vote electronically during the 2026 Annual Meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a bank, brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded by a bank, broker, trustee or other nominee to you together with a voting instruction form.

Why is the 2026 Annual Meeting being held via live audio webcast?

The 2026 Annual Meeting will be conducted in an online, virtual format. We are pleased to continue to use the virtual meeting format to facilitate shareholder attendance, voting and questions, and provide cost savings for our shareholders and the Company, by leveraging technology to communicate more effectively and efficiently with our shareholders. This format allows shareholders to participate fully from any location without the cost of travel and will provide the same rights and advantages of a physical meeting. Shareholders will be able to ask questions electronically during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company.

How do I participate in the virtual meeting?

In order to participate in the 2026 Annual Meeting, you must be a shareholder of record or a beneficial owner of Common Stock on the Record Date. If you are a beneficial owner and hold your shares through an intermediary, such as a bank, brokerage or trustee account or by another nominee, and want to participate in the 2026 Annual Meeting, you must register in advance following the instructions below under “If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?”. Participants may access the 2026 Annual Meeting by visiting meetnow.global/M2MGWQD. To participate in the meeting, you must have your 15-Digit Control Number assigned by Computershare. See below for additional information on how to access such control number. You also will be able to vote your shares electronically when attending the 2026 Annual Meeting via webcast subject to any instructions that you received from your bank, broker, trustee or other nominee. You will be able to submit questions during the meeting by clicking on the “Q&A” text bubble located on the top right-hand side of the meeting webpage. We intend to answer all questions submitted that are pertinent to the Company and the items being voted on by shareholders during the 2026 Annual Meeting as time permits and in accordance with our meeting procedures. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product or service innovations, are not pertinent to meeting matters and therefore will not be answered. Substantially similar questions will be answered only once due to time constraints.

Should you require assistance accessing the meeting webpage or during the meeting, call 1-888-724-2416 (U.S.) or 781-575-2748 (International). For additional information on how to participate in the 2026 Annual Meeting, review the information included on your proxy card or the instructions that you received from your bank, broker, trustee or other nominee. You may also obtain information regarding how to access and participate in the 2026 Annual Meeting by contacting our investor relations representative at (212) 601-7569.

The 2026 Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting webpage prior to the start time in order to leave ample time to check in. Please follow the instructions as outlined in this Proxy Statement, which also contains information about the items shareholders will vote on at the 2026 Annual Meeting.

What if I need technical support prior to or during the 2026 Annual Meeting?

The virtual 2026 Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices (desktops, laptops, tablets and cell phones) that are equipped with the most up-to-date version of applicable software and plugins. You should ensure that you have a strong WiFi connection wherever you intend to participate in the virtual meeting. Should you need further assistance, you may call 1-888-724-2416 (U.S.) or 781-575-2748 (International) prior to or during the 2026 Annual Meeting.

Will I be able to participate in the virtual meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the 2026 Annual Meeting will enable full and equal participation by all our shareholders from any place in the world. We designed the format of the virtual meeting to help ensure that our shareholders who attend our 2026 Annual Meeting via webcast will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To help ensure such an experience, we will (i) provide shareholders with the ability to submit appropriate questions real-time via the meeting webpage, limiting questions to three per shareholder unless time otherwise permits and (ii) answer as many questions submitted in accordance with the meeting rules of procedure as possible in the time allotted for the meeting without discrimination. The rules of procedure for the 2026 Annual Meeting will be posted on the meeting webpage.

If I am a shareholder of record, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you may vote the shares held in your name.

If you do not wish to participate in the 2026 Annual Meeting via webcast, you may vote in advance as follows:

1. Over the Internet: go to www.investorvote.com/WW;

2. By telephone: call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada); or

3. By mail: complete, sign and date and promptly mail the enclosed proxy card in the enclosed envelope (postage-prepaid for mailing in the United States).

If you wish to vote electronically while attending the 2026 Annual Meeting via webcast, you may vote while the polls remain open, at meetnow.global/M2MGWQD. You will need the 15-Digit Control Number assigned by Computershare that is included on your proxy card in order to be able to attend and vote electronically during the 2026 Annual Meeting.

Even if you plan to attend the 2026 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2026 Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a beneficial owner of shares, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares.

If you do not wish to participate in the 2026 Annual Meeting via webcast, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in one of the following manners: over the Internet, by telephone or by mail.

Beneficial owners of shares may also vote electronically while attending the 2026 Annual Meeting via webcast, while the polls remain open, at meetnow.global/M2MGWQD. Since a beneficial owner is not the shareholder of record, you may not attend and vote your shares at the 2026 Annual Meeting unless you (i) obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the 2026 Annual Meeting and (ii) register with Computershare by submitting such legal proxy to Computershare as directed below and receiving a 15-Digit Control Number assigned by Computershare. Such legal proxy must reflect your holdings of Common Stock along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on June 9, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

1. By email: Forward the email from your bank, broker, trustee or other nominee containing your legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com; or

2. By mail: Mail your legal proxy to Computershare, WW International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Your bank, broker, trustee or other nominee will also send you separate instructions describing additional procedures, if any, for voting your shares electronically during the 2026 Annual Meeting.

Even if you plan to attend the 2026 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2026 Annual Meeting.

Why is there information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we provide access to our proxy materials over the Internet.

How can I get access to the proxy materials over the Internet?

You can view our proxy materials for the 2026 Annual Meeting on the Internet on our corporate website at corporate.ww.com/MNA.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement (i.e., “FOR” the election of each of the six director nominees named in this Proxy Statement as members of the Board of Directors (Proposal 1); “FOR” the ratification of the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for fiscal 2026 (Proposal 2); and “FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3)), and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2026 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive specific instructions from you on how to vote your shares, the organization may in some cases vote the shares in its discretion, but the organization is not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide specific voting instructions and the organization that holds your shares elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the organization does not vote.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions before the proposals are voted on at the 2026 Annual Meeting as follows:

Shareholders of Record. If you are a shareholder of record, by (i) voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted will be counted), (ii) timely delivering a written revocation or a valid, later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s corporate headquarters, or (iii) virtually attending the 2026 Annual Meeting and voting electronically prior to the polls being closed (virtual attendance at the 2026 Annual Meeting will not itself revoke a proxy).

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, by submitting new voting instructions by contacting your bank, broker, trustee or other nominee, or as otherwise provided in the instructions provided to you by your bank, broker, trustee or other nominee.

How many shares must be present or represented to constitute a quorum for the 2026 Annual Meeting?

The presence, in person or represented by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the 2026 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2026 Annual Meeting. Abstentions and broker shares that include broker non-votes that are present and entitled to vote are counted for purposes of determining a quorum. If a quorum is not present, the Company expects that the 2026 Annual Meeting will be adjourned to a later date.

What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Directors. Directors are elected by a majority of the votes cast (the number of votes cast “for” each nominee must exceed the number of votes cast “against” that nominee). Under this standard, abstentions and broker non-votes, if any, will have no effect on the voting outcome.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm. The selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2026 will be ratified if the number of votes cast “for” ratification exceeds the number of votes cast “against” ratification. Abstentions and broker non-votes, if any, will have no effect on the voting outcome.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation. The advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules requires that the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. Abstentions and broker non-votes, if any, will have no effect on the voting outcome.

Other Matters. Approval of any other matters that may properly come before the 2026 Annual Meeting will generally require that the number of votes cast “for” such matter exceeds the votes cast “against” such matter. If any other matter not discussed in this Proxy Statement properly comes before the 2026 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxies.

Proposals 2 and 3 are advisory votes and are therefore not binding on the Company.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the election of each of the six director nominees named in this Proxy Statement to the Board of Directors (Proposal 1); “FOR” the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2026 (Proposal 2); and “FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3).

How are votes counted?

Representatives of the Company’s transfer agent, Computershare, will tabulate the vote and act as Inspector of Election. The vote will be certified by the Company’s Inspector of Election. Except as necessary to meet legal requirements, proxies and ballots that identify the vote of individual shareholders will be kept confidential in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of shareholders.

Who will bear the cost of soliciting votes for the 2026 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to shareholders. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding the Company’s proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies on the Company’s behalf by telephone, email, facsimile or personal interviews.

How can interested parties communicate with the Board of Directors?

Any interested person who wants to communicate with the Board of Directors or any individual director can write to them at WW International, Inc., Attention: Corporate Secretary, 18 West 18th Street, 7th Floor, New York, New York 10011. In any such communication, such person may also designate a particular audience, including the Chairman of the Board of Directors, a committee of the Board of Directors, such as the Audit Committee, the non-management directors as a group, or the director designated to preside over the meetings of the non-management directors. Depending on the subject matter, our Corporate Secretary or her designee will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of communications, if any, received since the last meeting that were not forwarded to the director or directors to whom they were addressed, other than communications that were primarily commercial in nature or related to improper or irrelevant topics, and shall make those communications available to the Board of Directors upon request.

Our Board of Directors encourages interested persons who want to communicate directly with our independent directors as a group to do so by writing to the independent directors in care of our Corporate Secretary. Interested persons can send communications by mail to: WW International, Inc., Attention: Corporate Secretary, 18 West 18th Street, 7th Floor, New York, New York 10011. Such correspondence received addressed to our independent directors will be reviewed by our Corporate Secretary or her designee, who will regularly forward to our independent directors all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that our Corporate Secretary otherwise determines requires their attention. Our independent directors may at any time request copies of any such correspondence.

When do we anticipate mailing the proxy materials to shareholders?

It is anticipated that the Notice of 2026 Annual Meeting of Shareholders, this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 30, 2026.

Important Notice Regarding the Availability of Proxy Materials

for the 2026 Annual Meeting of Shareholders to be held on June 12, 2026

The Notice of 2026 Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders are available at corporate.ww.com/MNA.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Third Amended and Restated Articles of Incorporation and our Second Amended and Restated Bylaws (the “Bylaws”), members of the Board of Directors are elected by shareholders for a one-year term that expires at the next annual meeting of shareholders. The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee (the “NCG Committee”), has nominated for election at the 2026 Annual Meeting as directors, to serve until the 2027 annual meeting of shareholders (the “2027 Annual Meeting”) and until their successors have been duly elected and qualified or their earlier death, resignation or removal, the following slate of nominees:

•	Eugene I. Davis,

•	Lisa Gavales,

•	Sue Gove,

•	J. Carney Hawks,

•	Nikolaj Sjoqvist, and

•	Heather Thiltgen.

The NCG Committee generally works with a third-party search firm to identify suitable candidates for the Board of Directors and evaluate candidate recommendations from current directors. Each of our directors is standing for election for the first time at the 2026 Annual Meeting. Messrs. Davis, Hawks and Sjoqvist were each selected in connection with our Chapter 11 bankruptcy proceedings by certain of the Company’s creditors and were elected to the Board of Directors upon our Emergence from bankruptcy pursuant to the Plan of Reorganization. Mses. Gavales and Gove, who were elected to the Board of Directors effective April 7, 2026, were recommended to serve on the Board of Directors by a non-management director and a third-party search firm, respectively. Ms. Thiltgen, who was elected to the Board of Directors effective April 20, 2026, was recommended to serve on the Board of Directors by a non-management director.

Unless otherwise directed, the persons named as proxies in the enclosed proxy card will, upon receipt of a properly executed proxy card, vote “for” the election of each of the nominees. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitute nominees as the Board of Directors may designate.

Background Information on Nominees

Background information about each of the director nominees can be found under “Information about our Executive Officers and Directors”.

The Board of Directors recommends that you vote “FOR” the election of each of the six director nominees.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers to serve as the Company’s independent registered public accounting firm for fiscal 2026. A representative of PricewaterhouseCoopers is expected to be present at the 2026 Annual Meeting, will have the opportunity to make a statement if she desires to do so and is expected to be available to respond to appropriate questions from shareholders.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not ratified at the 2026 Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Company’s 2023 annual meeting of shareholders, our shareholders indicated their preference that we should seek future advisory votes every year on named executive officer compensation. Based on the recommendation of the Board of Directors in the Company’s 2023 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company determined to hold an advisory vote on named executive officer compensation every year. The next advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is expected to be held at the Company’s 2029 annual meeting of shareholders.

The Executive Compensation portion of this Proxy Statement contains information with respect to our compensation program for our named executive officers for fiscal 2025. The Company’s 2025 executive compensation program was designed to achieve the following key objectives:

•	Attract, motivate and retain exceptionally talented executives critical to the Company’s near- and long-term success.

•

Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) and the Board of Directors believe that the design of the 2025 executive compensation program, and hence the compensation awarded to named executive officers under the program, fulfilled these objectives. Accordingly, as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the compensation tables and any related narrative discussion, is hereby APPROVED”.

While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board of Directors intend to review and consider the results of the vote.

The Board of Directors recommends that you vote “FOR” the advisory vote to approve the compensation of our named executive officers.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Currently, our Board of Directors is comprised of six members, each of whom is elected annually. We expect directors to attend and participate in all meetings of the Board of Directors and of the committees of the Board of Directors on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting.

The Board of Directors held 16 meetings in fiscal 2025, including all meetings held prior to the Effective Date. In fiscal 2025, each incumbent director attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees thereof on which he or she served during the period for which he or she was a director or committee member, respectively. We expect directors to attend our annual meetings of shareholders in the absence of a scheduling conflict or other valid reason. All seven then-serving directors attended the Company’s 2025 annual meeting of shareholders. In addition to attending and participating in meetings of the Board of Directors, the committees thereof and annual meetings of shareholders, the directors communicate with our executive management team to remain informed about the Company’s business and for such other purposes as may be helpful to the Board of Directors in fulfilling its responsibilities.

Set forth below in the section entitled “Information about our Executive Officers and Directors” are the names and certain information with respect to each of our current directors.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that include guidelines for determining director independence and qualifications for directors. The Company’s corporate governance materials, including the Corporate Governance Guidelines and charters of the committees of the Board of Directors, are available on our corporate website at corporate.ww.com/govdocs. The NCG Committee periodically reviews corporate governance developments and recommends to the Board of Directors any amendments that may be appropriate to our Corporate Governance Guidelines and committee charters as warranted.

Committees of the Board of Directors

The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee, the NCG Committee and the Strategy and Finance Committee (the “SF Committee”). The Board of Directors has determined that all of our directors are independent under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and our Corporate Governance Guidelines. For additional details regarding this independence determination, see “—Director Independence”.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC, and the listing standards of Nasdaq. The current members of the Audit Committee are Messrs. Davis, Hawks and Sjoqvist and Ms. Gove. The Chair of the Audit Committee is Mr. Davis. The Audit Committee held 11 meetings during fiscal 2025, including all meetings held prior to the Effective Date.

The principal responsibilities and duties of the Audit Committee include:

•

overseeing that our management has maintained the reliability and integrity of our accounting policies and financial reporting processes, including internal control over financial reporting and disclosure practices and financial statement audits;

•	overseeing that our management has established and maintained processes designed to ensure that an adequate system of internal controls is functioning;

•	overseeing that our management has established and maintained processes designed to ensure our compliance with all applicable laws, regulations and corporate policy;

•	assisting the Board of Directors in its oversight of the quality and integrity of our financial statements;

•

in consultation with our independent registered public accounting firm and management, reviewing and discussing our earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures) and reviewing and discussing our annual and quarterly financial statements;

•

overseeing the performance of our independent registered public accounting firm and retaining or terminating the independent registered public accounting firm and approving all audit and significant non-audit engagement fees and terms with such registered public accounting firm;

•	reviewing, at least annually, the qualifications, performance and independence of our independent registered public accounting firm;

•	in consultation with our independent registered public accounting firm, management and the internal auditors, reviewing the integrity of our financial reporting processes, both internal and external;

•	reviewing and discussing with our independent registered public accounting firm a draft of the auditor’s report;

•	reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on our financial statements;

•

discussing with management and our independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, and overseeing our major financial risk exposures, including those related to internal controls, cybersecurity and artificial intelligence (“AI”);

•

establishing and maintaining procedures for (i) the receipt, retention and treatment of complaints received by us from any source regarding accounting, internal accounting controls or auditing matters, and (ii) the submission of concerns from our employees on a confidential, anonymous basis regarding questionable accounting or auditing matters; and

•

overseeing the procedures designed to implement the Company’s Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) to ensure that they are operating effectively.

The Audit Committee has the power to investigate any matter of interest or concern that it deems appropriate and to retain counsel for such purpose.

The Board of Directors has determined that Mr. Davis is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. All members of the Audit Committee must be independent directors based on our Corporate Governance Guidelines and under the listing standards of Nasdaq. Members of the Audit Committee must also satisfy a separate SEC independence requirement pursuant to Rule 10A-3 under the Exchange Act, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and (ii) be an affiliate of the Company or any of its subsidiaries. The Board of Directors has determined that each of the Audit Committee members, Messrs. Davis, Hawks and Sjoqvist and Ms. Gove, has no material relationship with us and satisfies the independence requirements under our Corporate Governance Guidelines, the listing standards of Nasdaq, and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Compensation and Benefits Committee

The current members of the Compensation Committee are Messrs. Davis and Hawks and Mses. Gavales and Thiltgen. Each member of the Compensation Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. Each member of the Compensation Committee also satisfies the additional independence criteria applicable to directors on compensation committees under the listing standards of Nasdaq and the rules and regulations established by the SEC, and qualifies as a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Chair of the Compensation Committee is Mr. Hawks. The Compensation Committee held seven meetings during fiscal 2025, including all meetings held prior to the Effective Date.

The principal responsibilities and duties of the Compensation Committee include:

•	establishing, reviewing and making recommendations to the Board of Directors with respect to the overall compensation philosophy of the Company;

•

reviewing, and recommending to the Board of Directors, the amount of, and corporate goals and objectives relevant to, the Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

•

evaluating the performance of the Chief Executive Officer and other executive officers in light of approved goals and objectives and, based on such evaluation, recommending to the Board of Directors the annual salary, bonus, equity-based incentive compensation and other benefits, direct and indirect, of the Chief Executive Officer and other executive officers;

•	recommending to the Board of Directors any employment relationship or transaction involving an executive officer and any related compensation;

•	considering policies and procedures pertaining to expense accounts of senior executives;

•	discussing the results of the shareholder advisory vote on “say-on-pay,” if any, with regard to the named executive officers;

•	reviewing and recommending to the Board of Directors compensation of directors and any related policies;

•

considering, on at least an annual basis, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•

reviewing, and making recommendations to the Board of Directors with respect to, the Company’s incentive compensation plans and equity-based plans in which the executive officers participate, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing, monitoring and making recommendations to the Board of Directors with respect to employee pension, profit sharing and benefit plans;

•	interpreting and reviewing any of the Company’s incentive compensation clawback policies;

•

overseeing the preparation of certain executive compensation and human capital management disclosures, including a “Compensation Discussion and Analysis” (to the extent required), for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with the rules of the SEC;

•	overseeing succession planning for positions held by executive officers, and reviewing succession planning and management development at least annually with the Board of Directors; and

•	periodically reviewing matters relating to indemnification of officers and directors of the Company and directors and officers liability insurance.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee. The Compensation Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Nominating and Corporate Governance Committee

The current members of the NCG Committee are Messrs. Davis and Sjoqvist and Ms. Gove. Each member of the NCG Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chair of the NCG Committee is Mr. Sjoqvist. The NCG Committee held four meetings during fiscal 2025, including all meetings held prior to the Effective Date.

The principal responsibilities and duties of the NCG Committee include:

•	establishing criteria for the selection of new directors to serve on the Board of Directors;

•

identifying individuals qualified to become directors, consistent with the criteria approved by the Board of Directors, and recommending that the Board of Directors select the director nominees for the next annual meeting of shareholders or to fill vacancies or newly created directorships that may occur between such meetings;

•	considering questions of independence and possible conflicts of interests of members of the Board of Directors and executive officers;

•	evaluating candidates for nomination to the Board of Directors and conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing a set of corporate governance principles applicable to the Company and developing and recommending to the Board of Directors any changes thereto;

•	overseeing the evaluation of the Board of Directors;

•

recommending members of the Board of Directors to serve on committees of the Board of Directors, as well as serve as the chairpersons thereof, and evaluating the operations and performance of such committees; and

•

overseeing the Company’s sustainability and corporate responsibility plans, practices and reporting, overseeing corporate governance risks, and keeping abreast of related developments, all as appropriate.

The NCG Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Strategy and Finance Committee

The current members of the SF Committee are Messrs. Davis, Hawks and Sjoqvist and Ms. Gavales. The Chair of the SF Committee is Mr. Davis. The SF Committee was established effective July 1, 2025 and held four meetings during fiscal 2025.

The principal responsibilities and duties of the SF Committee include:

•	assisting with the development of our business and strategic plans;

•	reviewing, and making recommendations to the Board of Directors with respect to, our financing plans and financial strategies;

•	reviewing, and making recommendations to the Board of Directors with respect to, our capital structure, liquidity, and issuances, sales or repurchases of equity or long-term debt;

•	reviewing, and making recommendations to the Board of Directors with respect to, investment, acquisition, joint venture, divestiture and other significant strategic transactions; and

•	assisting with the exploration, analysis and development of other value creation opportunities.

The SF Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Compensation Governance

Role of the Compensation Committee

The Compensation Committee is comprised of independent non-employee directors and is responsible for recommending to the Board of Directors the compensation for each of the named executive officers. For a discussion of the principal responsibilities and duties of the Compensation Committee, see “—Committees of the Board of Directors—Compensation and Benefits Committee”. In particular, from time to time during the fiscal year, the Compensation Committee reviews the base salary, cash bonuses, equity-based incentive compensation and other material benefits, direct and indirect, of the named executive officers.

When determining the appropriate level and mix of compensation, the Compensation Committee gives consideration to factors including the named executive officer’s impact on the Company’s results, scope of responsibility, past accomplishments and prior experience, data on prevailing compensation levels and performance evaluations from the Chief Executive Officer on roles other than her or his own. For each named executive officer, the Compensation Committee determines each component of compensation based on its assessment of the executive’s achievement of her or his individual performance goals and objectives, as applicable, as well as the Company’s overall achievement of its goals and objectives. Currently, the role of Chief Executive Officer is held by Felicia DellaFortuna and Jonathan Volkmann, the members of the Interim Office of the Chief Executive (the “IOCE”).

Role of Management

The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions regarding her or his own compensation. At the Compensation Committee’s request, the Chief Executive Officer reviews the performance of the other named executive officers. The Compensation Committee gives considerable weight to these evaluations because of the Chief Executive Officer’s direct knowledge of each executive’s performance, responsibilities and contributions. Typically, no other senior executive, except the Company’s principal human resources executive and/or such executive’s designee has any regular input into executive compensation decisions. Currently, the role of the Chief Executive Officer is held by the members of the IOCE.

Role of the Independent Consultant

The Compensation Committee has retained Lyons, Benenson & Company Inc. (“LB&Co.”) to serve as its independent compensation consultant. At the request of the Compensation Committee, LB&Co. provides independent advice on proposals from management and insight into broader market practices and compensation trends for context, and has a consultant attend Compensation Committee meetings. LB&Co. is engaged directly by the Compensation Committee, although its consultants may interact with management to enable the effective discharge of their duties.

The Compensation Committee reviewed the independence status of LB&Co. and determined that the work provided by LB&Co. did not raise any conflicts of interest. The Compensation Committee has sole authority to hire compensation consultants, determine the nature and scope of and the compensation for their services, evaluate their performance, and terminate their services. Compensation consultants do not determine the amount or form of executive and director compensation; their role is limited to providing data and advice to the Compensation Committee for its consideration and attending Compensation Committee meetings as requested.

The Compensation Committee may consider these inputs, observations and advice from compensation consultants as one factor in making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience.

Policies Regarding the Clawback of Incentive Compensation

In 2023, our Compensation Committee recommended to the Board of Directors, and the Board of Directors adopted, an incentive clawback policy applicable to current and former executive officers in accordance with Nasdaq listing standards implementing Exchange Act Rule 10D-1 (the “Executive Clawback Policy”). The Executive Clawback Policy requires the Company to recoup or “claw back” from current and former executive officers (including the named executive officers) certain incentive compensation received by such executives on or after October 2, 2023, in the event that the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under federal securities laws, if the compensation received by the executives exceeded the amount that would have been received had the compensation been determined based on the restated financial statements. The policy applies to all “incentive compensation,” which includes any compensation (whether cash or equity-based) received by covered executives that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, as defined in the listing standards. Under the Executive Clawback Policy, the Company’s obligation to claw back such erroneously awarded compensation is mandatory, subject to limited exceptions, and must be applied to each covered executive, regardless of fault with respect to the restatement.

The Company also has a broad-based incentive compensation clawback policy applying to, among others, the Company’s current and former officers and members of the executive team. This clawback policy permits the Compensation Committee to claw back all or portions of performance bonuses and long-term incentive awards in certain events, including the restatement of the Company’s reported financial results due to material non-compliance with financial reporting requirements or certain acts of misconduct by such employees.

Policy Regarding Executive Common Stock Ownership

The Company has no formal policy regarding Common Stock ownership or retention by the Company’s senior executives, including the named executive officers. However, the Company encourages senior executives to retain ownership of a portion of the equity-based incentive compensation that they have been awarded. The Company encourages this equity retention so that our senior executives’ interests are more closely aligned with the interests of our shareholders.

Policy Regarding Hedging

Pursuant to the Company’s Amended and Restated Securities Trading Policy (the “Securities Trading Policy”), all Company employees (including officers) and directors may not engage in any hedging or monetization transactions with respect to Company securities, including, but not limited to, through the use of financial instruments that are designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments. Short-term investment activity in Company securities, such as trading in or writing options, arbitrage trading or “day trading,” is also prohibited. In addition, employees and directors may not take “short” positions in Company securities.

Board Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. The fundamental responsibility of the Board of Directors is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board of Directors, reports from management, and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.

It has been the policy of the Company for many years to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. Mr. Davis has been the Chairman of our Board of Directors since June 2025. As the Chairman of the Board of Directors, Mr. Davis acts as the key liaison between the Board of Directors and the Chief Executive Officer, presides over meetings of the Board of Directors and the shareholders, communicates the Board of Directors’ feedback to the Chief Executive Officer, and communicates on behalf of the Board of Directors with various constituencies involved with the Company. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for the Company at this time. To meet their responsibilities of overseeing management and setting strategic direction, as well as fostering the long-term value of the Company, among their other responsibilities, directors are required to spend time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a separate non-executive Chairman of the Board of Directors who is solely responsible for leading the Board of Directors promotes accountability, clarifies the individual roles and responsibilities of the Chief Executive Officer and Chairman, and allows the focus of the Chief Executive Officer’s time and energy to be running the day-to-day operations of the Company. Currently, the role of Chief Executive Officer is held by the members of the IOCE.

Oversight of Risk Management

We are exposed to a number of risks, including financial risks, credit risks, operational risks, technological risks, privacy and security risks, and risks relating to regulatory and legal compliance. Our Board of Directors is responsible for overseeing the development and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks. The Board of Directors believes that taking an active role in the oversight of our corporate strategy and the related risks is appropriate, given our directors’ combined breadth and depth of experience, and is critical to ensuring that the long-term interests of WW and its shareholders are being served. The Board of Directors also encourages management to promote a culture that actively manages risks as a part of our corporate strategy and day-to-day business operations.

Our executive management team is responsible for identifying and evaluating these risks and developing plans to manage them effectively. Risk management is a Company-wide initiative. We take a multi-disciplinary approach to risk and our risk management function includes senior executives with backgrounds in finance, operations, human resources, technology, internal audit, and legal and regulatory compliance. For example, our Chief Financial Officer advises our executive management team on both financial and credit risks faced by the Company and our Chief Legal Officer advises our executive management team on the Company’s legal and regulatory compliance. Our Chief Executive Officer is advised of and oversees these risk management efforts by the Company’s executive management team. Currently, the role of Chief Executive Officer is held by the members of the IOCE.

The Board of Directors and its committees actively oversee the Company’s risk management. The scope of each committee’s risk oversight responsibility is set forth below:

•	The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management. The Audit Committee oversees our major financial risk exposures, including related to internal controls, cybersecurity, and AI, as well as the steps management has taken to monitor and control those exposures. This review includes regular assessments of the Company’s disclosure controls and procedures to assure that current practices account for material risks facing the Company. The Audit Committee and the management team meet quarterly, and more frequently as needed, to assess the Company’s risk environment, its response to present risks, and its planned responses to future and anticipated risks.

The Audit Committee oversees our cybersecurity program, as well as the steps management has taken to monitor and control cybersecurity threats and related risks. This oversight includes receiving reports on the regular assessments of the Company’s disclosure controls and procedures to help ensure that current practices account for material cybersecurity risks facing the Company. The Audit Committee receives presentations on the cybersecurity program and related risks on at least a quarterly basis. These presentations address a wide range of topics including recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, technological trends, and information security considerations arising with respect to the Company’s peers and third parties. The Audit Committee, and the full Board of Directors as necessary, also receive prompt and timely information regarding any cybersecurity incident that meets recognized established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed. The Audit Committee routinely meets with our Chief Technology Officer and a dedicated senior employee (a role now held by the recently-appointed Vice President of IT, Security and Compliance) as well as outside experts as appropriate to assess cybersecurity risks and to evaluate the status of the Company’s cybersecurity efforts, which include a broad range of tools and training initiatives that work together to protect the data and systems used in our businesses.

•

The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. As part of its risk assessments, the Compensation Committee consults with its independent compensation consulting firm to identify risks that may be associated with the Company’s compensation programs.

•	The NCG Committee oversees risks relating to corporate governance, including sustainability and corporate responsibility issues, Board of Directors and committee composition and director independence.

Members of our executive management team meet with the Board of Directors, Audit Committee, Compensation Committee, and NCG Committee regularly to discuss, as well as provide reports relating to, the risks facing the Company.

Identifying and Evaluating Nominees for Directors

Pursuant to our Corporate Governance Guidelines and the NCG Committee Charter, the NCG Committee is responsible for nominating, or recommending to the Board of Directors, nominees for election as directors. The NCG Committee will consider candidates for nomination as a director recommended by the Company’s shareholders, directors, officers and employees and third-party search firms and other sources it deems appropriate. Considerations in evaluating candidates include the candidate’s minimum individual qualifications, including integrity, accountability, experience and an ability to work collegially with the other members of the Board of Directors. In addition, the NCG Committee and the Board of Directors will take into account all other factors they consider appropriate, including a candidate’s skills and experience, legal and regulatory requirements and the needs of the Board of Directors. While neither the NCG Committee nor the Board of Directors has adopted a formal policy regarding diversity, they evaluate each candidate in the context of the Board of Directors’ membership as a whole and consider diversity of backgrounds, perspectives and experiences in order to promote the representation of diverse views on the Board of Directors. All candidates are reviewed in the same manner, regardless of the source of the recommendation. The NCG Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described below. The NCG Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential candidates.

Procedures for Submitting Director Recommendations and Nominations

The Bylaws provide that shareholders may nominate persons for election as directors at the Company’s shareholder meetings by giving timely written notice to the Corporate Secretary of the Company containing required information. The Bylaws require that, to be timely and proper, notice of a nomination by a shareholder must be personally delivered to, or mailed to and received at, the Company’s principal executive offices as follows: (a) for an annual meeting of shareholders, (i) at least 90 days and no more than 120 days before the first anniversary of the date of the proxy statement in conjunction with the annual meeting of shareholders for the prior year or (ii) if no annual meeting was held in the prior year or if the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, not less than 60 days prior to such annual meeting; and (b) for a special meeting of shareholders called to elect directors, no later than the close of business on the seventh day after the day on which notice of the date of the special meeting is first given to shareholders. To be in proper form, such notice must contain specified information concerning the nomination to be brought before such meeting, including, if applicable, information required under Rule 14a-19 under the Exchange Act, and must set forth information concerning the shareholder making such nomination, as described in the Bylaws.

For the Company’s 2027 Annual Meeting, the foregoing information must be submitted to WW International, Inc., Attention: Corporate Secretary, 18 West 18th Street, 7th Floor, New York, New York 10011.

The NCG Committee will also consider director candidates recommended by shareholders. All recommendations for nomination received by the Corporate Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations, as described above, will be considered.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has established guidelines to assist it in determining director independence, which conform to the independence requirements in the Nasdaq listing standards. In addition to applying these guidelines, which are set forth in Article II of our Corporate Governance Guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

The Board of Directors and the NCG Committee reviews the independence of the Company’s directors on a regular basis, and at least annually. Following this review, the Board of Directors has affirmatively determined that the following directors, who currently serve on the Board of Directors, are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines: Messrs. Davis, Hawks, and Sjoqvist and Mses. Gavales, Gove and Thiltgen. The Board of Directors previously determined that Julie Rice, who resigned from the Board of Directors in February 2025, Steven M. Altschuler, Tracey D. Brown, Denis F. Kelly, Thilo Semmelbauer and William H. Shrank, who ceased to be members of the Board of Directors on the Effective Date pursuant to the Plan of Reorganization, and Julie Bornstein, Michael Mason and Fallon O’Connor Brooks, who resigned from the Board of Directors in April 2026, were independent under applicable listing standards and our Corporate Governance Guidelines during the time they served on the Board of Directors. In making the independence determinations, the Board of Directors and the NCG Committee considered all relevant facts and circumstances.

Code of Business Conduct and Ethics
We have adopted the Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, and our employees and directors. Our Code of Business Conduct and Ethics is available on our corporate website at corporate.ww.com/govdocs.
In addition to any disclosures required under the Exchange Act, the date and nature of any substantive amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation
S-K
of the Exchange Act, will be disclosed within four business days of the date of such amendment or waiver on our corporate website at corporate.ww.com/govdocs and corporate.ww.com/corporate-actions, respectively. In the case of a waiver, the name of the person to whom the waiver was granted will also be disclosed on our corporate website within four business days of the date of such waiver.
Securities Trading Policies and Procedures
We have adopted policies and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees and by the Company that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq. A copy of our Securities Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Executive Sessions of
Non-Management
and Independent Directors
Non-management
directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are periodically scheduled for non-management
directors at meetings of the Board of Directors. The Chairman of the Board of Directors, currently Mr. Davis, presides over the meetings of the non-management
directors. In addition, the directors who the Board of Directors affirmatively determined are independent under applicable Nasdaq listing standards and our Corporate Governance Guidelines hold executive sessions at least twice a year. Mr. Davis presided over these sessions in fiscal 2025.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND DIRECTORS

Set forth below are the names, ages, and current positions with us as of April 30, 2026 of our executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the Board of Directors.

Name	Age	Position
Felicia DellaFortuna	42	Chief Financial Officer and Member, Interim Office of the Chief Executive
Jonathan Volkmann	39	Chief Operations Officer and Member, Interim Office of the Chief Executive
Hélène Causse	43	Chief Technology Officer
Debra Cotter	53	Chief Legal Officer and Secretary
Nina George	40	Chief Marketing and Consumer Strategy Officer
Eugene I. Davis(1)(2)(3)(4)	71	Chairman of the Board of Directors
Lisa Gavales(3)(4)	62	Director
Sue Gove(1)(2)	67	Director
J. Carney Hawks(2)(3)(4)	51	Director
Nikolaj Sjoqvist(1)(2)(4).	53	Director
Heather Thiltgen(3).	56	Director

(1)	Member of the NCG Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the SF Committee.

Felicia DellaFortuna. Ms. DellaFortuna has served as our Chief Financial Officer since January 2025 and as a member of our Interim Office of the Chief Executive since April 2026. Prior to joining us, she was Chief Financial Officer of Enthusiast Gaming Holdings Inc., a gaming media and entertainment company, from November 2023 to December 2024. Prior to that, she served as Chief Financial Officer of BuzzFeed, Inc., a digital media company, from December 2021 to November 2023. Ms. DellaFortuna previously served in several finance leadership positions at BuzzFeed’s predecessor company, including as its Chief Financial Officer from February 2020 to December 2021, Senior Vice President of Finance from May 2019 to February 2020, Vice President of Finance from June 2017 to May 2019, and Senior Director of Finance from October 2015 to June 2017. Prior to that time, Ms. DellaFortuna held corporate finance positions with Viant Technology Inc. and XIX Entertainment Limited, and provided assurance services at Ernst & Young LLP. She holds a Certified Public Accountant license in New York. Ms. DellaFortuna received a B.S. in Accounting from Lehigh University.

Jonathan Volkmann. Jonathan Volkmann has served as our Chief Operations Officer since June 2025 and as a member of our Interim Office of the Chief Executive since April 2026. He previously served as our Senior Vice President, Global Operations from February 2025 to June 2025 and the Chief Operating Officer of our Clinical business from April 2023 to February 2025. Mr. Volkmann was the Chief Operating Officer at Weekend Health, Inc. (d/b/a Sequence), a subscription telehealth platform, from March 2022 to April 2023, when we acquired Sequence. Beginning in 2019, he worked at Eaze Inc., a cannabis delivery platform, where he held several leadership positions including Vice President, Marketplace from October 2021 to March 2022 and Vice President, Central Operations from October 2020 to October 2021. Earlier in his career, he served in various operational roles at Uber and DogVacay (acquired by Rover), after beginning his career as a Financial Analyst at Standard & Poor’s. Mr. Volkmann holds a B.S. in Business Administration from the University of Richmond and an M.B.A. from the UCLA Anderson School of Management.

Hélène Causse. Ms. Causse has served as our Chief Technology Officer since October 2025. Prior to joining us, Ms. Causse was Senior Vice President of Engineering at Fidelity National Information Services, Inc. (FIS), a

financial technology company, from April 2024 to September 2025. She previously was Director of Software Engineering at Snap Inc., a technology company, from June 2019 to April 2024. Prior to that time, Ms. Causse worked at Amazon.com, Inc., a technology company, serving as Senior Software Development Manager of Amazon Go from April 2015 to June 2019 and Senior Technical Program Manager for Amazon Web Services from July 2013 to April 2015. Ms. Causse began her career as a software engineer at various companies. She received a Master of Science in Electronics and Computer Engineering from ENSEA (École Nationale Supérieure de l’Électronique et de ses Applications) in France and Masters of Science in Electrical and Computer Engineering and Management of Technology from the Georgia Institute of Technology.

Debra Cotter. Ms. Cotter has served as our Chief Legal Officer and Secretary since April 2026. Ms. Cotter previously served as our Senior Vice President and Associate General Counsel, Corporate – M&A and Securities from June 2013 to April 2026 and Assistant General Counsel from November 2008 to May 2013. Prior to joining us, she was with Wyeth Pharmaceuticals, where she served as a Senior Attorney in Corporate Law, Transactions and Securities from 2005 to 2008. She previously worked as an attorney at Willkie Farr & Gallagher LLP from 2000 to 2005. Ms. Cotter received a B.A. in Economics from College of the Holy Cross and a J.D. from the University of Pennsylvania Law School.

Nina George. Ms. George has served as our Chief Marketing and Consumer Strategy Officer since November 2025. Prior to joining us, she was Chief Growth Officer at Leaf Home, a tech-enabled, direct-to-consumer home solutions business, from June 2023 to September 2025. From September 2020 to June 2023, Ms. George led Growth and Marketing at BrainPOP, an education technology company, initially as Senior Vice President and later as Chief Growth and Marketing Officer. Before that, she held several leadership roles at Rent the Runway, Inc., a fashion e-commerce and subscription platform, from March 2016 to September 2020, most recently serving as Vice President and General Manager, Revenue. Earlier in her career, she worked in M&A and strategic advisory at Lazard, a global financial advisory and asset management firm, from 2012 to 2016, and began her career in the New Businesses Group at the Singapore Economic Development Board from 2008 to 2011. Ms. George earned a Bachelor of Engineering in Electrical Engineering from the National University of Singapore and an M.B.A. from Harvard Business School.

Eugene I. Davis. Mr. Davis has been the Chairman of our Board of Directors since June 2025. Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm that he founded in 1999 specializing in operational turnarounds and strategic planning advisory services. Over his career, he has acted in executive, board member and advisory roles in managing hundreds of debtor- and creditor-side pre- and post-restructuring assignments involving businesses in various industries. Prior to founding PIRINATE, Mr. Davis reorganized, operated, and managed multiple companies, serving as Chief Operating Officer of Total-Tel Communications, Inc., Vice Chairman and CEO of Sport Supply Group, Inc. and Vice Chairman and President of Emerson Radio Corporation. He also practiced law as a partner, shareholder and head of the Corporate & Securities practice at Holmes, Millard & Duncan, P.C., as a partner at Arter & Hadden LLP, and as an associate at Akin Gump Strauss Hauer & Feld LLP. Prior to that, Mr. Davis was an attorney and negotiator at oil and gas companies. Mr. Davis earned a B.A. in International Politics from Columbia College, a Master’s in International Affairs from the School of International Affairs at Columbia University, and a J.D. from Columbia University School of Law. Mr. Davis is a director of Spirit Aviation Holdings, Inc. and Pangaea Logistics Solutions Ltd. He was previously a director of Aeromexico Group, Babylon Holdings Limited, F45 Training Holdings Inc., Fossil Group, Inc., GTT Communications, Inc., Hawks Acquisition Corp, Hycroft Mining Holding Corporation, Loyalty Ventures Inc., MediaMath Holdings, Inc., PGX Holdings, Inc., and Skillsoft Corp.

Lisa Gavales. Ms. Gavales has been a director since April 2026. She served as a director of Destination Maternity Corporation, a maternity apparel retailer, from 2019 to 2020, and also as Chair of its Office of the Chief Executive Officer from June to December 2019. Prior to that, Ms. Gavales provided interim leadership for Bluestem Group, Inc., a parent company to e-commerce retail brands, serving as the Interim President of Fingerhut from October 2017 to January 2018 and Bluestem Group’s Interim Chief Executive Officer from

January 2018 to April 2019. Ms. Gavales served as Chairman, Chief Executive Officer and President of Things Remembered, Inc. from November 2014 to June 2017, President and Chief Marketing Officer of The Talbots, Inc. from 2013 to 2014, and Executive Vice President of Express, Inc. from 2008 to 2013. Earlier in her career, she spent over a decade at Bloomingdale’s, where she held a variety of positions concluding with Senior Vice President of Marketing. She began her career at Zale Corporation and Management Horizons. Ms. Gavales received a B.S. in Marketing and an M.B.A. from the University of Bridgeport. She previously served as a director of F45 Training Holdings Inc.

Sue Gove. Ms. Gove has been a director since April 2026. She has served as Founder and President of Excelsior Advisors, LLC, a retail consulting and advisory firm, since 2014. Ms. Gove previously served as President and Chief Executive Officer of Bed Bath & Beyond Inc. from October 2022 to September 2023, after serving as Interim Chief Executive Officer starting in June 2022, during which time Bath & Beyond filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. Prior to Bed Bath & Beyond, Ms. Gove served as a Senior Advisor of Alvarez & Marsal, a global professional services firm, from 2017 to 2019, after independently consulting with them earlier in her career. She was Chief Executive Officer of Vitamin World USA Corporation, a carve out of NBTY Inc., a retailer of vitamins and nutritional supplements, from 2015 to 2016. Prior to that, Ms. Gove served as Chief Operating Officer and Chief Financial Officer of Golfsmith International, a specialty retailer of golf equipment, apparel and accessories from 2008 to 2012, where she then served as President and Chief Executive Officer from 2012 to 2014. Ms. Gove began her career at Zale Corporation, where she served in numerous senior leadership positions through 2006, including Chief Financial Officer and Chief Operating Officer. She received a B.B.A. in Accounting from the University of Texas at Austin. Ms. Gove is a director of LKQ Corporation. She previously served as a director of Conn’s, Inc., IAA, Inc., and Bed Bath & Beyond Inc.

J. Carney Hawks. Mr. Hawks has been a director since June 2025. Mr. Hawks was a Founding Partner of Brigade Capital Management, a multi-billion-dollar asset management firm, from its inception in 2007 until his retirement from the company in December 2019. At Brigade, he was head of Special Situations, sat on the firm’s Investment Committee and managed two energy-focused funds for the firm. Prior to Brigade, he was a Managing Director at Mackay Shields in its High Yield Group from 1998 to 2005. Mr. Hawks holds a B.S. in Commerce from the University of Virginia. He is a director of Ferrellgas Partners, L.P. and Nine Energy Service, Inc. Mr. Hawks previously served as the Chairman of the Board of Directors and Chief Executive Officer of Hawks Acquisition Corp and as a director of Extraction Oil & Gas, Inc. (now Civitas Resources, Inc.) and Invacare Holdings Corporation.

Nikolaj Sjoqvist. Mr. Sjoqvist has been a director since June 2025. Mr. Sjoqvist has been the Managing Member of Katalyst Advisory LLC, a firm providing operational advice to investment management firms, boards of directors and management teams on creating value, since 2023. He previously served as Senior Vice President & Chief Digital Officer at Waste Management, Inc., a leading provider of comprehensive environmental solutions, from 2017 to 2022, and as Vice President of Revenue Management from 2012 to 2017. Prior to that, he served as an Associate Principal in the Marketing & Sales practice at McKinsey & Company, a global management consulting firm, from 2007 to 2012. Mr. Sjoqvist held various roles in Europe and the United States from 1996 to 2006 at Compaq Computer and then Hewlett-Packard following its acquisition of Compaq. He began his career in corporate finance and audit roles at Price Waterhouse. Mr. Sjoqvist holds a B.A. in Business Studies from Oxford Brookes University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Heather Thiltgen. Ms. Thiltgen has been a director since April 2026. Since November 2025, Ms. Thiltgen has been President and a member of the board of directors of Presbyterian Health Plan, the health insurance arm of Presbyterian Healthcare Services. She previously served as the President, Chief Executive Officer and a member of the board of directors of WellSense Health Plan, a health insurance plan that is part of Boston Medical Center Health System, from February 2020 to October 2025. Prior to that, Ms. Thiltgen was with Medical Mutual, a health insurance company, where she served as Senior Vice President of Strategic Markets from June 2016 to January 2020, Senior Vice President of Individual and Government Programs from December 2015 to May 2016, and Vice President of Individual Sales and Marketing from April 2012 to November 2015. She previously held various roles at TruStage Financial Group, USAA, and The M/A/R/C Group. Ms. Thiltgen received a B.A. in Government from the University of Texas at Austin and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors and the NCG Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ and nominees’ individual biographies set forth immediately above. In particular, the Board of Directors and the NCG Committee considered:

•

Mr. Davis’ extensive knowledge and understanding of general management processes and operations due to serving in an executive capacity in a broad range of industries, as well as his substantial experience leading financial turnarounds, and serving as a director, at numerous public and private companies.

•

Ms. Gavales’ strong operational leadership experience and background in brand building, digital marketing and e-commerce, as well as her extensive experience serving on boards of directors of companies at growth inflection points and executing strategic transformations.

•

Ms. Gove’s executive and senior leadership experience in finance, operations, marketing, and strategy, including serving as a chief executive officer, chief operating officer, and chief financial officer, as well as her extensive experience serving on the boards of directors of other public companies.

•

Mr. Hawks’ experience in financial management and accounting, his extensive knowledge and understanding of corporate finance and strategy and value creation, and his significant experience in advising and serving on boards of companies emerging from corporate restructurings.

•

Mr. Sjoqvist’s experience as a senior executive of, and operational advisor to, companies in a broad cross-section of industries, knowledge and understanding of subscription products and services, and expertise in leveraging data, analytics and technology to improve customer acquisition and retention.

•

Ms. Thiltgen’s experience as a healthcare executive with expertise in expanding coverage and access to GLP-1 therapies, navigating complex regulatory environments, and delivering superior member health outcomes and care access through medical, pharmaceutical, and telehealth solutions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Audit fees for fiscal 2025 and fiscal 2024 were for professional services rendered by PricewaterhouseCoopers in connection with its (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2025 (Successor Company) and fiscal 2024, including statutory audits of the financial statements of our subsidiaries, (ii) financial statement audit for the period from December 29, 2024 through June 24, 2025 (Predecessor Company), (iii) reviews of our unaudited consolidated interim financial statements as of and for each of the quarterly interim periods within fiscal 2025 and fiscal 2024 and (iv) reviews of documents filed with the SEC.

Audit-Related Fees

Audit-related fees would be for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or the review of our financial statements and not included in audit fees. There were no such fees for fiscal 2025 or fiscal 2024.

Tax Fees

Tax fees for fiscal 2025 and fiscal 2024 were for services rendered by PricewaterhouseCoopers primarily related to tax compliance, tax consulting and various special projects (including advice on tax examinations).

All Other Fees

All other fees for fiscal 2025 and fiscal 2024 were for services rendered by PricewaterhouseCoopers primarily related to assistance with statutory account filings and other miscellaneous professional services.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy for Audit and Non-Audit Services provides for pre-approval of audit, audit-related, tax and other services specifically described in appendices to the policy. Such services are pre-approved up to a specified fee limit and for a term of 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. All other permitted services, as well as proposed services exceeding the pre-approved fee limit, must be separately pre-approved by the Audit Committee. Requests for services that require the specific approval by the Audit Committee must be submitted to the Audit Committee by both our independent registered public accounting firm and our Chief Financial Officer and/or Corporate Controller, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee delegated specific pre-approval authority to its chairperson, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000 in the aggregate. Pursuant to this delegation, the chairperson must report any pre-approval decision to the Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for fiscal 2025 and fiscal 2024:

	Fiscal 2025	Fiscal 2024
Audit Fees	$5,561,339	$2,940,387
Audit-Related Fees	—	—
Tax Fees	33,696	36,469
All Other Fees	8,055	7,484

Total Fees	$5,603,090	$2,984,340

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2025.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each current member of the Audit Committee, Eugene I. Davis, Sue Gove, J. Carney Hawks and Nikolaj Sjoqvist, is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of Nasdaq, and our Corporate Governance Guidelines, and that Mr. Davis is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers, the Company’s independent registered public accounting firm for fiscal 2025, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and PricewaterhouseCoopers regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management. The Audit Committee has pre-approved all fiscal 2025 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with PricewaterhouseCoopers the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2025.

This report is being provided by the following independent directors who constituted the Audit Committee as of April 28, 2026, the date of the approval of this report by the Audit Committee.

Respectfully submitted,

Audit Committee

Eugene I. Davis, Chair

Sue Gove

J. Carney Hawks

Nikolaj Sjoqvist

EXECUTIVE COMPENSATION

The Company is a smaller reporting company (“SRC”) under the rules promulgated by the SEC and follows the compensation disclosure requirements applicable to SRCs for the executive compensation disclosure included in this Proxy Statement.

This section discusses the compensation awarded to, earned by or paid to the Company’s “named executive officers” with respect to fiscal 2025.

Named Executive Officers	Title
Tara Comonte(1)	Former President and Chief Executive Officer
Jacqueline Cooke(2)	Former Chief Legal and Administrative Officer and Secretary
Felicia DellaFortuna(3)	Chief Financial Officer and Member, Interim Office of the Chief Executive

(1)

Ms. Comonte resigned from her role as President and Chief Executive Officer of the Company effective March 31, 2026. Ms. Comonte served as Interim President and Chief Executive Officer of the Company from September 27, 2024 to February 26, 2025, and, thereafter until her resignation, as President and Chief Executive Officer of the Company. During her service in fiscal 2025, Ms. Comonte served as a director of the Company but as an employee she was not eligible to receive compensation under the Company’s non-employee director compensation policy.

(2)

Ms. Cooke resigned from her role as Chief Legal and Administrative Officer and Secretary of the Company effective April 10, 2026. Ms. Cooke joined the Company as General Counsel and Secretary on March 7, 2024. The Board of Directors appointed her as Chief Legal and Regulatory Officer and Secretary of the Company effective August 1, 2024 and subsequently appointed her as Chief Legal and Administrative Officer and Secretary of the Company effective March 18, 2025, a role she served in until her resignation.

(3)

Ms. DellaFortuna joined the Company as Chief Financial Officer on January 1, 2025. Effective April 3, 2026, Ms. DellaFortuna was appointed to the Company’s Interim Office of the Chief Executive (“IOCE”), to serve as the co-principal executive officer of the Company on an interim basis until such time as the Board of Directors appoints Ms. Comonte’s successor as President and Chief Executive Officer.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for fiscal 2025 and fiscal 2024, as applicable.

Name and Principal Position	Fiscal Year	Salary(4)	Bonus		Stock Awards(5)	All Other Compensation		Total
Tara Comonte(1)	2025	$1,500,001	$5,250,000	(6)	$5,901,450	$30,350	(7)	$12,681,801
Former President and Chief Executive Officer	2024	$351,923	—		$546,183	$96,381		$994,487

Jacqueline Cooke(2)	2025	$557,404	$1,062,500	(8)	$852,423	$7,105	(9)	$2,479,432
Former Chief Legal and Administrative Officer and Secretary	2024	$398,077	$362,500		$103,230	$8,571		$872,378

Felicia DellaFortuna(3)	2025	$486,538	$1,175,000	(10)	$885,218	$12,941	(11)	$2,559,697
Chief Financial Officer and Member, Interim Office of the Chief Executive

(1)	Ms. Comonte resigned from her role as President and Chief Executive Officer effective March 31, 2026.

(2)	Ms. Cooke resigned from her role as Chief Legal and Administrative Officer and Secretary effective April 10, 2026.

(3)

Effective April 3, 2026, Ms. DellaFortuna was appointed to the Company’s Interim Office of the Chief Executive (“IOCE”), to serve as the co-principal executive officer of the Company on an interim basis until such time as the Board of Directors appoints Ms. Comonte’s successor.

(4)

Amounts shown reflect the named executive officer’s base salary earned during the fiscal year taking into account increases, if any, in base salary during the course of the year and not reduced to reflect the named executive officer’s election, if any, to defer receipt of salary into our savings plan for salaried U.S. employees. For additional details on actions taken with respect to the base salaries of the named executive officers in fiscal 2025, see “Narrative Disclosure to Summary Compensation Table—Base Salary”.

(5)

Amounts shown in the Stock Awards column represent the grant date fair value of awards of (i) restricted stock units (“RSUs”), (ii) performance stock units (“PSUs”), and (iii) performance cash awards (“Cash Awards”), in each case calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. All assumptions made in the valuations with respect to fiscal 2025 are contained and described in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2025. The amounts shown with respect to PSUs and Cash Awards are based on achievement of the applicable performance goals at 100% achievement, which is the maximum potential achievement under the PSU awards, and excludes the effect of estimated forfeitures. For additional details on the RSUs, PSUs and Cash Awards shown, see “Narrative Disclosure to Summary Compensation Table—Long-Term Equity and Equity-Based Incentives.” Upon their resignation from employment in fiscal 2026, Ms. Comonte and Ms. Cooke forfeited their then unvested RSUs, PSUs and Cash Awards. As discussed below under “Narrative Disclosure to Summary Compensation Table— Long-Term Equity and Equity-Based Incentives—Pre-Emergence Equity- and Equity-Based Incentives”, the vesting of certain RSUs and PSUs granted to Ms. Cooke under our 2014 Stock Incentive Plan (as amended and restated, the “Prior Stock Incentive Plan”) and held by Ms. Cooke prior to the Emergence automatically accelerated upon the Emergence. While the accelerated vesting constituted a modification for purposes of FASB ASC Topic 718, it did not constitute a “material modification” for purposes of accounting and no incremental value was recorded for accounting purposes nor, for that reason, is any modification value required to be disclosed in the Summary Compensation Table under applicable SEC disclosure rules.

(6)

Amount shown reflects Ms. Comonte’s $4,500,000 Retention Bonus (as defined below) and a $750,000 cash bonus pursuant to her employment agreement. See “Narrative Disclosure to Summary Compensation Table—Cash Bonuses” for additional details.

(7)

Amount shown includes $20,000 for payment of legal expenses on Ms. Comonte’s behalf incurred in the negotiation of her employment agreement and related agreements and $10,350 in contributions by the Company to its savings plan for salaried U.S. employees for Ms. Comonte’s benefit.

(8)

Amount shown reflects Ms. Cooke’s $1,000,000 Retention Bonus and a $62,500 cash bonus pursuant to her offer letter. See “Narrative Disclosure to Summary Compensation Table—Cash Bonuses” for additional details.

(9)	Amount shown reflects contributions by the Company to its savings plan for salaried U.S. employees for Ms. Cooke’s benefit.

(10)

Amount shown reflects Ms. DellaFortuna’s $1,000,000 Retention Bonus and a $175,000 cash bonus pursuant to her offer letter. See “Narrative Disclosure to Summary Compensation Table—Cash Bonuses” for additional details.

(11)

Amount shown includes $8,643 for payment of legal expenses on Ms. DellaFortuna’s behalf incurred in the negotiation of her offer letter and $4,298 in contributions by the Company to its savings plan for salaried U.S. employees for Ms. DellaFortuna’s benefit.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

As discussed elsewhere in this Proxy Statement, 2025 was a unique year for the Company given the Emergence. Our 2025 executive compensation reported in the Summary Compensation Table, and the compensation decisions that underpin the compensation awarded, span both the pre-Emergence (January – June 2025) and post-Emergence (July – December 2025) periods. We note that the compensation decisions underlying the compensation described with respect to January – June 2025 in the Summary Compensation Table were made by the pre-Emergence Compensation Committee and pre-Emergence Board of Directors of the Company, and were not made by the Company’s current Compensation Committee.

The Company’s named executive officers’ compensation in fiscal 2025 was primarily comprised of the following: (i) base salary, (ii) cash bonuses, and (iii) long-term equity and cash-based incentives. The Company’s executive compensation structure is intended to attract, motivate and retain exceptional talent critical to our near- and long-term success, and align their compensation with measures that reflect strategic and financial performance and shareholder value creation.

Base Salary

Base salary is the principal fixed element of our executive compensation. We seek to provide competitive market base salaries to attract and retain our named executive officers. Base salaries are initially determined based on several factors, including the position and its scope of responsibility, prior experience and market data, as applicable. Base salaries are reviewed at least annually by our Compensation Committee. The table below identifies actions, if any, taken during fiscal 2025 with respect to the base salaries of the named executive officers.

Named Executive Officer	2025 Base Salary and Action(s) (if any)
Tara Comonte(1)	$125,000 per month for the period December 29, 2024 through February 25, 2025; effective February 26, 2025 transitioned to an annual salary of $1,500,000
Jacqueline Cooke(2)	$575,000; increased from $500,000 effective March 18, 2025
Felicia DellaFortuna(3)	$600,000; increased from $500,000 effective December 15, 2025

(1)	Ms. Comonte resigned from her role as President and Chief Executive Officer effective March 31, 2026.
(2)	Ms. Cooke resigned from her role as Chief Legal and Administrative Officer and Secretary effective April 10, 2026.
(3)

Ms. DellaFortuna joined the Company as Chief Financial Officer on January 1, 2025. Effective April 3, 2026, Ms. DellaFortuna was appointed to the Company’s IOCE, to serve as the co-principal executive officer of the Company on an interim basis until such time as the Board of Directors appoints Ms. Comonte’s successor.

The base salaries of the named executive officers in fiscal 2025 (other than as noted below) were determined by the pre-Emergence Compensation Committee and reflect its consideration of ensuring retention in the case of Mses. Comonte and Cooke, Ms. Comonte’s transition from an interim role to a permanent role in February 2025, and Ms. Cooke’s assumption of additional responsibilities in March 2025. Ms. DellaFortuna’s employment with the Company commenced in fiscal 2025. In determining her base salary, the pre-Emergence Compensation Committee reviewed the respective job responsibilities of her position, expected future contributions, compensation at prior employers, competitive conditions for a candidate with her experience and skills, and the relationship of her compensation to the compensation of other senior executives at the Company and determined that the base salary was appropriate to attract her to the position of Chief Financial Officer of the Company given her experience and skills and the competitive environment, to ensure retention and to motivate her future performance.

The current Compensation Committee increased Ms. DellaFortuna’s base salary effective December 15, 2025, having reviewed her past performance of her job responsibilities and contributions made to the Company, competitive conditions and the relationship of her compensation to the compensation of other senior executives at the Company, and having determined that the increase in her base salary was appropriate to reward performance, ensure retention and motivate performance against the Company’s strategic initiatives.

For fiscal 2026, in respect of Ms. DellaFortuna’s service as a member of the IOCE, the Board of Directors approved the following additional compensation for Ms. DellaFortuna on April 15, 2026: (i) a lump sum cash payment of $150,000, payable in April 2026; and (ii) if Ms. DellaFortuna continues to serve as a member of the IOCE from and following July 1, 2026, a monthly cash fee of $50,000 for each month that she serves, payable monthly in advance.

Cash Bonuses

In previous years, the Company’s executive compensation program provided for variable cash bonuses based on the achievement of Company and individual performance objectives, as applicable. In connection with periods of significant organization transition in fiscal 2025, including the Company’s restructuring process and the Emergence, our pre-Emergence Compensation Committee and the Board of Directors elected to not provide variable cash bonuses, and instead approved the payment of fixed cash bonuses to our named executive officers, as described in detail below.

In order to serve as an incentive to accept their positions with the Company and to retain their services during a period of transition for the Company, in fiscal 2024, our pre-Emergence Compensation Committee and the Board of Directors approved special fixed cash bonuses for each of our named executive officers as follows:

•	Ms. Comonte - $750,000, payable in a lump sum on March 27, 2025, and subject to her continued employment through such date.

•	Ms. Cooke - $125,000, payable in two equal installments in May 2024 and January 2025.

•	Ms. DellaFortuna - $175,000, payable in the first payroll period following the completion of 30 days of employment.

In addition, in February 2025, our pre-Emergence Compensation Committee and the Board of Directors approved (i) a one-time cash award for Ms. Comonte and (ii) the payment of cash retention awards and the execution of retention bonus agreements (each, a “Retention Award Agreement”) with Mses. Cooke and DellaFortuna, to ensure leadership stability and continuity through and following Emergence. These cash awards are referred to herein as “Retention Bonuses.” The Retention Bonuses were designed to maintain the Company’s competitive compensation structure given the impact of the restructuring process on the Company’s performance and on the Company’s executive compensation program generally (for example, no ordinary course 2025 annual equity awards were granted as a result of the restructuring process and Emergence). The Retention Bonuses paid to our named executive officers in a lump sum cash payment were as follows: (i) Ms. Comonte - $4,500,000; (ii) Ms. Cooke - $1,000,000; and (iii) Ms. DellaFortuna - $1,000,000.

The Retention Awards were subject to clawback in the event of certain terminations (including termination for “cause” and certain voluntary resignations), in each case prior to the earlier of (i) January 31, 2026, and (ii) 60 days following the consummation of a “change in control” (as defined in Ms. Comonte’s employment agreement and the Retention Award Agreement, as applicable). The Emergence constituted a change in control for purposes of such agreements.

Long-Term Equity and Equity-Based Incentives

The Compensation Committee periodically awards our employees, including the named executive officers, equity- and equity-based incentive awards. The principal objective is to align compensation for executives over a multi-year period directly with the interests of shareholders of the Company.

Pre-Emergence Equity- and Equity-Based Incentives

Historically, the Company generally granted a mix of time-vesting non-qualified stock options and/or RSUs (including PSUs with both time- and performance-vesting criteria) pursuant to the Prior Stock Incentive Plan. In fiscal 2025, prior to the Emergence, no equity or equity-based incentive awards were granted to our named executive officers. In connection with the Emergence, which constituted a “change in control” pursuant to our Prior Stock Incentive Plan, the vesting of outstanding RSUs and PSUs held by Ms. Cooke automatically accelerated upon the Emergence, such that all RSUs and PSUs that were held by her vested in full (with PSUs vesting at target performance levels). The accelerated vesting of our RSUs and PSUs was provided pursuant to the terms of our Prior Stock Incentive Plan and the terms and conditions of such RSUs and PSUs and, while the accelerated vesting constituted a modification for purposes of FASB ASC Topic 718, it did not constitute a

“material modification” for purposes of accounting and no incremental value was recorded for accounting purposes nor, for that reason, is any modification value required to be disclosed in the Summary Compensation Table under applicable SEC disclosure rules. In fiscal 2025, Mses. Comonte and DellaFortuna did not hold any outstanding unvested equity or equity-based incentive awards under our Prior Stock Incentive Plan.

Post-Emergence Equity- and Equity-Based Incentives

On June 24, 2025, the Board of Directors approved the 2025 Stock Incentive Plan (the “Current Stock Incentive Plan”) pursuant to the Plan of Reorganization approved by the United States Bankruptcy Court for the District of Delaware, which is the only plan pursuant to which we grant equity- and equity-based awards post-Emergence. Following our Emergence, our post-Emergence Compensation Committee and the Board of Directors approved a post-Emergence grant of RSUs, PSUs, and Cash Awards on December 18, 2025 (the “Special Post-Emergence Awards”). This grant was the only grant of equity- or equity-based awards to our named executive officers in fiscal 2025, and was made to maintain the Company’s goal of providing market-competitive compensation and further the Company’s goals of creating shareholder value by tying executive compensation to Company stock performance. Beginning in fiscal 2027, our Compensation Committee intends to return to a standard cadence of annual grants and continue its standard annual grant practice with respect to equity- and equity-based awards.

Special Post-Emergence PSUs. Each PSU represents the right to receive a share of our Common Stock upon the PSU becoming vested over a designated performance period (with the performance period covering the three years commencing on January 1, 2026, and ending on January 1, 2029) (the “Performance Period”). The number of PSUs that become eligible to vest is determined based on the achievement of specified performance-based vesting conditions related to the Company’s stock price as follows: (i) with respect to 50% of the PSUs, the volume weighted average closing price of the Common Stock, as measured over a period of 20 trading days ending on the final day of the Performance Period, and (ii) with respect to 50% of the PSUs, the rolling 20-day volume weighted average closing price of the Common Stock, measured as of January 1, 2027 and each subsequent six month anniversary of January 1, 2027, through and including the final day of the Performance Period. PSUs are eligible to become vested as to a percentage of the target number of PSUs granted based on the achievement of the Company’s stock price as follows:

Share Price	PSU Vesting Percentage
$45	25%
$60	50%
$75	75%
$90	100%

PSUs that become eligible to vest based on achievement of the performance-based stock price vesting condition will vest upon the conclusion of the Performance Period, generally subject to continued employment through the vesting date. In the case of qualifying terminations of employment without cause or due to death or disability, a pro-rata portion of the PSUs (determined based on the number of days that the participant was employed during the Performance Period) will remain outstanding as of such termination of employment and either, (a) if the PSUs have become eligible to vest, immediately vest upon the employment termination date, or (b) if the PSUs have not become eligible to vest, remain outstanding and eligible to vest upon achievement of the underlying performance-based stock price vesting condition. In connection with a “change in control” (as defined in the Current Stock Incentive Plan), the last day of the Performance Period will be the day of the change in control and the performance-based stock price vesting condition will be measured based on the price per share of Common Stock in such change in control.

Special Post-Emergence RSUs. Each RSU represents the right to receive a share of Common Stock upon the RSU becoming vested. RSUs granted as part of the Special Post-Emergence Awards vest in substantially equal ratable installments on each of January 1, 2027, 2028 and 2029, in each case generally subject to continued employment through the applicable vesting date. In the case of qualifying terminations of employment without cause or due to death or disability, the next tranche of RSUs that would have become vested on the vesting date immediately following such termination of employment will immediately vest upon the employment termination date.

Special Post-Emergence Cash Awards. Each Cash Award represents the right to receive an amount in cash calculated by multiplying the target Cash Award by a percentage determined based on the Company’s achievement of specified performance goals related to the Company’s stock price over the Performance Period as follows: (i) with respect to 50% of the Cash Award, the stock price is measured as the volume weighted average closing price of the Common Stock, as measured over a period of 20 trading days ending on the final day of the Performance Period, and (ii) with respect to 50% of the Cash Award, the stock price is measured as the rolling 20-day volume weighted average closing price of the Common Stock, measured as of January 1, 2027 and each subsequent six month anniversary of January 1, 2027, through and including the final day of the Performance Period. The Cash Award is eligible to become vested as to a percentage of the target value of the Cash Award based on the achievement of the Company’s stock price applying the following formula: the target value of the applicable tranche of the Cash Award multiplied by the quotient of (a) the product of the price per share of Common Stock as of the measurement time multiplied by the price per share of Common Stock as of the measurement time less $30.00, over (ii) 1,800.

The portion of the Cash Award that becomes eligible to vest based on the applicable stock price will vest and will be settled in cash upon the conclusion of the Performance Period, generally subject to continued employment through the vesting date. In the case of qualifying terminations of employment without cause or due to death or disability, a pro-rata portion of the Cash Award (determined based on the number of days that the participant was employed during the Performance Period) will remain outstanding as of such termination of employment and either, (a) if such portion of the Cash Award has been earned based on the achievement of the underlying stock price performance condition, immediately vest upon the employment termination date, or (b) if such portion of the Cash Award has not been earned based on achievement of the underlying stock price performance condition, remain outstanding and eligible to vest upon achievement of the underlying stock price performance condition. In connection with a change in control, the last day of the Performance Period will be the day of the change in control and the stock price used to determine whether any then-unearned portion of the Cash Award has become earned and eligible to vest will be measured based on the price per share of Common Stock in such change in control.

Determination of Special Post-Emergence Awards. The post-Emergence Compensation Committee determined the number of shares of Common Stock or target value of the Special Post-Emergence Awards for each named executive officer taking into account the awards that such named executive officer would have received had the Company made ordinary course annual equity grants in fiscal 2025 and the impact of the Emergence on pre-Emergence equity awards and equity holdings. The post-Emergence Compensation Committee determined the allocation of the Special Post-Emergence Awards for the named executive officers as follows: 40% time-based (RSUs) and 60% performance-based (70% Cash Awards; 30% PSUs). The number of shares subject to PSUs and RSUs was based on an assumed price per share of Common Stock of $30.00.

The table below shows the number shares of Common Stock subject to PSUs (at target), the number shares of Common Stock subject to RSUs, and the target value of the Cash Awards granted by our post-Emergence Compensation Committee and the Board of Directors to our named executive officers in fiscal 2025. Upon their resignation from employment in fiscal 2026, Ms. Comonte and Ms. Cooke forfeited their Special Post-Emergence Awards.

Name	PSUs (target # shares)	RSUs (# shares)	Cash Award (target $)
Tara Comonte	54,000	120,000	$3,780,000
Jacqueline Cooke	7,800	17,333	$546,000
Felicia DellaFortuna	8,100	18,000	$567,000

Policies and Practices Related to the Timing of Equity Awards
We did not grant stock options or option-like awards in fiscal 2025. We currently have no policy, program, practice, or plan pertaining to the timing of grants of stock options, option-like awards, or other equity- or equity-based incentive awards with respect to the release of material non-public
information. We have not timed the release of
material non-public
information for the purpose of affecting the value of executive compensation. While the Special Post-Emergence Awards were granted during a closed trading window under our Securities Trading Policy, we did not time the release of material non-public
information for the purpose of affecting the value of these Special Post-Emergence Awards. Specifically, the number of shares subject to PSUs and RSUs granted as part of the Special Post-Emergence Awards was based on an assumed price per share of Common Stock of $30.00 and not on a closing price per share of Common Stock on the grant date.
Retirement Plans
We sponsor a savings plan for salaried and certain hourly U.S. employees, including our U.S. named executive officers. The savings plan is a tax-qualified
401(k) retirement savings plan pursuant to which participants are able to contribute, on a pre-tax
basis, up to the lesser of 50% of their eligible earnings and the limit prescribed by the Internal Revenue Service. All participant contributions to the savings plan are fully vested upon contribution. All matching contributions by the Company become vested on the date on which the participant’s aggregate service to the Company totals three years. Matching contributions also fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”.

OUTSTANDING EQUITY AWARDS AT FISCAL 2025
YEAR-END
The following table sets forth information regarding RSUs, PSUs, and long-term performance cash awards that were not vested for each named executive officer as of the end of fiscal 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Tara Comonte	12/18/2025	120,000	(2)	$3,506,400
	12/18/2025				54,000	(3)	$1,577,880
	12/18/2025				—	(4)	$3,780,000
Jacqueline Cooke	12/18/2025	17,333	(2)	$506,470
	12/18/2025				7,800	(3)	$227,916
	12/18/2025				—	(4)	$546,000
Felicia DellaFortuna	12/18/2025	18,000	(2)	$525,960
	12/18/2025				8,100	(3)	$236,682
	12/18/2025				—	(4)	$567,000

Note-All
of the grants shown were made in fiscal 2025 and are also reported in the
Summary Compensation Table.

(1)
Values shown are calculated based on the closing price of our Common Stock on December 31, 2025, of $29.22, multiplied by the number of reported shares, or for Cash Awards, are the target cash value of each Cash Award (which is also the maximum cash value of each Cash Award).

(2)
RSUs are subject to time-based vesting and vest
one-third
per year over three years on each of January 1, 2027, 2028, and 2029. For Ms. Cooke, the target number of RSUs granted was rounded down to avoid the issuance of fractional shares. For additional details on the RSUs shown, see “
Narrative Disclosure to Summary Compensation Table—Long-Term Equity and Equity-Based Incentives.”

(3)
PSUs are subject to both time- and performance-based vesting. The time-based vesting criteria will be satisfied on the third anniversary of January 1, 2026 (i.e., January 1, 2029) and the performance-based vesting criteria will be satisfied if the Company has achieved the specified share price goals within the applicable performance periods (as set forth in more detail in the term sheet for PSU awards). The amounts in the table above reflect the target number of shares (which is also the maximum number of shares) provided for under the award. For additional details on the PSUs shown, see “
Narrative Disclosure to Summary Compensation Table—Long-Term Equity and Equity-Based Incentives.”

(4)
Cash Awards are subject to both time- and performance-based vesting. The time-based vesting criteria will be satisfied on the third anniversary of January 1, 2026 (i.e., January 1, 2029) and the performance-based vesting criteria will be satisfied if the Company has achieved the specified share price goals within the applicable performance periods (as set forth in more detail in the term sheet for the Cash Awards). Since Cash Awards are not denominated in shares or units, no amounts are shown in the table above with respect to the number of unearned shares, units or other rights that have not vested; however, no portion of any of the Cash Awards was earned or vested as of December 31, 2025.
For additional details on the Cash Awards shown, see “
Narrative Disclosure to Summary Compensation Table—Long-Term Equity and Equity-Based Incentives.”

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL

Potential Payments Upon Termination or Change in Control: Stock Awards

Prior to the Emergence, the pre-Emergence Compensation Committee generally granted a mix of time-vesting non-qualified stock options (“Time-Vesting Options”) and/or RSU awards, as well as PSUs with both time- and performance-vesting criteria. Pursuant to the Company’s terms and conditions, these Time-Vesting Options and/or RSUs, unless provided otherwise by the Board of Directors or a committee thereof, generally fully vested and such stock options generally became exercisable immediately prior to a “change of control”. Pursuant to the terms of the PSUs, unless provided otherwise by the Board of Directors or a committee thereof, the time-vesting criteria was deemed fully satisfied and the performance-vesting criteria was deemed satisfied at the “target” level of performance upon a “change of control”; provided, however, that if such event occurred following the end of any performance period, then the performance-based vesting criteria was determined based on actual performance. Any dividend equivalents accrued with respect to RSUs and PSUs was also deemed to vest as set forth above.

Following the Emergence, the post-Emergence Board of Directors approved the Current Stock Incentive Plan. Pursuant to the Company’s terms and conditions for the Special Post-Emergence Awards, which consisted of RSU and PSU awards and Cash Awards, under the Current Stock Incentive Plan, unless otherwise provided by the Board of Directors or a committee thereof, such awards generally remain outstanding and eligible to vest in the event of a “qualifying termination”. In the case of qualifying terminations of employment without cause or due to death or disability, a pro-rata portion of the PSUs (determined based on the number of days that the participant was employed during the performance period) will remain outstanding as of such termination of employment and either, (a) if the PSUs have become eligible to vest, immediately vest upon the employment termination date, or (b) if the PSUs have not become eligible to vest, remain outstanding and eligible to vest upon achievement of the underlying performance-based stock price vesting condition. In connection with a “change in control” (as defined in the Current Stock Incentive Plan), the last day of the Performance Period for the PSUs will be the day of the change in control and the performance-based stock price vesting condition will be measured based on the price per share of Common Stock in such change in control. In the case of qualifying terminations of employment without cause or due to death or disability, the next tranche of RSUs that would have become vested on the vesting date immediately following such termination of employment will immediately vest upon the employment termination date. Upon the occurrence of a change in control, any RSUs that are unvested immediately prior to such change in control shall immediately become fully vested upon the date of such change in control. In the case of qualifying terminations of employment without cause or due to death or disability, a pro-rata portion of the Cash Award (determined based on the number of days that the participant was employed during the performance period) will remain outstanding as of such termination of employment and either, (a) if such portion of the Cash Award has been earned based on achievement of the underlying stock price performance condition, immediately vest upon the employment termination date, or (b) if such portion of the Cash Award has not been earned based on achievement of the underlying stock price performance condition, remain outstanding and eligible to vest upon achievement of the underlying stock price performance condition. In connection with a change in control, the last day of the Performance Period for the Cash Award will be the day of the change in control and the stock price used to determine whether any then-unearned portion of the Cash Award has become earned and eligible to vest will be measured based on the price per share of Common Stock in such change in control.

Payments Made Upon Termination: Agreements with Named Executive Officers

The Company has no formal policy for its named executive officers regarding severance payments or other post-termination benefits.

From time to time, the Compensation Committee or the Board of Directors, in its discretion, based upon the nature and circumstances of an individual being hired or promoted, or upon review of competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, has approved separate severance arrangements for certain named executive officers.

Potential Payments to Ms. Comonte

Pursuant to and subject to the terms of the Ms. Comonte’s employment agreement, dated February 26, 2025 (the “Comonte Employment Agreement”), in the event Ms. Comonte’s employment was terminated (x) prior to the earlier of (i) January 31, 2026, and (ii) a “change in control,” by the Company without “cause” or due to her resignation of employment for “modified good reason” (in each case, as such term is defined in the Comonte Employment Agreement), or (y) on or following the earlier of (i) January 31, 2026, and (ii) a “change in control,” by the Company without “cause” or due to her resignation of employment for “good reason” (as such term is defined in the Comonte Employment Agreement) (the date of such termination, the “Comonte Separation Date”), Ms. Comonte was entitled to the following payments and benefits: (1) salary continuation, which was not subject to mitigation in the event she was employed during the Severance Period (as defined below), until the later of (i) the six-month anniversary of the Comonte Separation Date (or if earlier, the date she was placed on garden leave), and (ii) March 31, 2026 (the period from the Comonte Separation Date (or if earlier, the date Ms. Comonte was placed on garden leave) through such later date, the “Severance Period”); (2) with respect to her annual, performance-based cash bonus, (i) any unpaid annual bonus in respect of any completed fiscal year that ended prior to the date of such termination and (ii) an amount equal to her target annual bonus, prorated based on the number of days she was employed during the year of termination; provided, however, that Ms. Comonte was not entitled to an annual bonus with respect to fiscal 2025; and (3) continued COBRA (Consolidated Omnibus Reconciliation Act) coverage under the Company’s group health plan (including dental), pursuant to the payment of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by similarly-situated active employees. Such payments and benefits were contingent upon Ms. Comonte’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and continued compliance with certain confidentiality, non-competition, non-solicitation and no-hire covenants set forth therein. See “Departure of Named Executive Officers” below for information regarding Ms. Comonte’s separation from the Company.

Potential Payments to Ms. Cooke

Ms. Cooke was entitled to receive (i) 12 months of base salary at the time of termination via salary continuation, and (ii) 12 months of continued COBRA coverage under the Company’s group health plan (including dental), in an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by similarly-situated active employees in the event of her termination by the Company for any reason other than for “cause” (subject in each case to mitigation in the event she was employed by another company during the salary continuation period), subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

Notwithstanding, and in lieu of, the severance payments and benefits provided in her offer letter described above, pursuant to the continuity agreements described below, during the two-year period following the Emergence (which constituted a “change of control” for purposes of the continuity agreements), Ms. Cooke was entitled to the payments and benefits set forth in the continuity agreement in connection with severance-qualifying terminations of employment thereunder. In connection with Ms. Cooke’s departure from the Company, the Company and Ms. Cooke entered into a separation agreement and mutual release providing for payments and benefits in lieu of, and that supersede, the foregoing and those in her continuity agreement. For more information on the separation agreement, see “Departure of Named Executive Officers” below.

Potential Payments to Ms. DellaFortuna

In the event of Ms. DellaFortuna’s termination by the Company other than for “cause” (as defined in the Current Stock Incentive Plan) or resignation for “good reason” (as defined in her offer letter with the Company), she is entitled to receive (i) 12 months of base salary via salary continuation, (ii) an amount equal to her target annual performance bonus at the time of termination or resignation payable in equal installments over the period of her salary continuation, (iii) any unpaid annual bonus from the previous calendar bonus year, if applicable, and (iv) continued COBRA coverage under the Company’s group health plan (including dental), in an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by similarly-situated active employees, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

Notwithstanding, and in lieu of, the severance payments and benefits provided in her offer letter described above, pursuant to the continuity agreements described below, during the two-year period following the Emergence (which constituted a “change of control” for purposes of the continuity agreements), Ms. DellaFortuna is entitled to the payments and benefits set forth in the continuity agreement in connection with severance-qualifying terminations of employment thereunder.

Departure of Named Executive Officers

Jacqueline Cooke, Former Chief Legal and Administrative Officer and Secretary

Ms. Cooke ceased serving as Chief Legal and Administrative Officer and Secretary of the Company effective April 10, 2026 (the “Cooke Resignation Date”) and, at the request of the Board of Directors and not due to circumstances constituting “cause”, departed the Company on that same date. On March 31, 2026, Ms. Cooke entered into a separation agreement and mutual release with the Company. Pursuant to the terms of her separation agreement, Ms. Cooke received (or will receive): (i) a cash separation payment of $1,500,000, payable in two equal installments of $750,000; (ii) a payment of $107,480 to Ms. Cooke’s counsel for legal fees incurred in connection with the agreement; and (iii) Company-subsidized COBRA health plan continuation coverage for up to 36 months following the Cooke Resignation Date.

Effective as of the Cooke Resignation Date, Ms. Cooke’s participation in all benefits and incidents of employment ceased. All of Ms. Cooke’s unvested Special Post-Emergence Awards as of the Cooke Resignation Date were forfeited, consisting 17,333 RSUs, 7,800 PSUs (at target), and the $546,000 Cash Award (at target). Ms. Cooke is subject to mutual non-disparagement, confidentiality, and cooperation covenants. In addition, in consideration for the payments and benefits provided, Ms. Cooke agreed to a mutual release of claims against the Company and its affiliates.

Tara Comonte, Former President and Chief Executive Officer

Ms. Comonte notified the Board of Directors of her resignation as President and Chief Executive Officer of the Company on March 30, 2026, which the Board of Directors accepted effective March 31, 2026. Her departure coincided with the date the Comonte Employment Agreement was scheduled to expire. Pursuant to the terms of her employment agreement, upon her termination of employment, Ms. Comonte was deemed to have resigned as a member of the Board of Directors and from all other directorships, committee memberships, and positions held with the Company and its subsidiaries.

Payments Made Upon Retirement

In the event of a named executive officer’s retirement, any unvested Company contributions under the Company savings plan for U.S. salaried employees immediately vest.

Payments Made Upon Death or Long-Term Disability

In the event of the death or long-term disability of a named executive officer, the named executive officer may receive benefits under the Company’s long-term disability plan or payments under the Company’s life and/or disability insurance plans. These payments and benefits are generally available to all employees, however, the amounts paid thereunder may differ by employee. The named executive officers were or are, as the case may be, enrolled in the Company’s long-term disability plan and subject to the terms of the plan.

Payments Made Upon a Change of Control: Agreements with Named Executive Officers

Continuity Agreements

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any “change of control” of the Company. Therefore, the Company has entered into continuity agreements with Ms. DellaFortuna, as well as certain other senior executives. As described above, Ms. Cooke was also party to a continuity agreement with the Company, on the same terms as described with respect to Ms. DellaFortuna below, however, in connection with her departure from the Company, Ms. Cooke entered into a separation agreement and mutual release with the Company that superseded the terms of her continuity agreement.

Term

In the case of the continuity agreement entered into by Ms. DellaFortuna and certain other senior executives, each agreement generally has an initial term of two to three years from the date of execution and continues to renew annually thereafter unless the Company provides 180-day advance written notice to the executive that the term of the agreement will not renew. However, upon the occurrence of a change in control of the Company, the term of the agreement may not terminate until the second anniversary of the date of the change in control.

Payments

The following severance benefits will be provided under Ms. DellaFortuna’s continuity agreement if (i) during the two-year period following a change in control or the three-month period prior to, but in connection with, a change in control of the Company, her employment is terminated (x) by the Company (other than termination for “cause” or by reason of long-term disability) or (y) by such named executive officer for “good reason”, or (ii) an agreement is signed which would result in a change in control of the Company and during the period between the effective date of the agreement and such change in control, her employment is terminated in connection with the change in control (x) by the Company (other than termination for “cause” or by reason of long-term disability) or (y) by such named executive officer for “good reason”:

•

a lump sum cash payment equal to three times the sum of her annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given) and her target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the named executive officer in respect of the three full fiscal years prior to the year in which the notice of termination is given);

•

a lump sum cash payment equal to the sum of (w) all accrued but unpaid base salary and an amount representing all accrued and unused vacation days if any payment is provided for pursuant to the Company’s then-current vacation policy or otherwise required by local statutory requirements or law, (x) all earned and unpaid bonuses (if any), (y) in respect of the fiscal year in which the date of termination occurs, the higher of (i) the pro rata portion of her target bonus and (ii) if the Company is exceeding the performance targets established under the bonus plan for such fiscal year as of the date of termination, her actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1st of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals under or into our benefit plans);

•

18 months of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance), provided that these benefits will terminate upon her receiving comparable benefits from a subsequent employer; and

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including her otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination.

Terminations

Terminations of employment that entitle a named executive officer to receive severance benefits under his or her continuity agreement consist of terminations by the Company without “cause” or resignation by the named executive officer for “good reason” upon qualifying terminations of employment described above. The named executive officer is not eligible for benefits under his or her continuity agreement if his or her termination is for “cause”.

Excess Parachute Payment Excise Taxes

Under the terms of the Company’s continuity agreement with Ms. DellaFortuna, if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the 280G excise tax, or to any similar tax, then the potential parachute payments to each such executive will be reduced to the extent necessary to avoid the imposition of such 280G excise tax if the executive would be in a better net after-tax position as a result of such reduction in payments.

Other

The Company’s continuity agreements contain certain restrictive covenants as permitted under applicable statutory and common law restrictions of the countries and states in which it operates, and for an unspecified amount of time, certain confidentiality covenants. For example, for one year following termination of employment, Ms. DellaFortuna is subject to certain non-solicitation covenants.

Other Agreements

On February 25, 2025, the pre-Emergence Compensation Committee approved the Retention Awards for Mses. Comonte, DellaFortuna and Cooke. See “Narrative Disclosure to Summary Compensation Table—Cash Bonuses” for additional details on these awards. Neither Ms. Comonte nor Ms. Cooke was required to repay her Retention Award given her resignation occurred after the end of the applicable repayment window (i.e., January 31, 2026). In connection with the grant of the Retention Awards, Mses. Comonte, DellaFortuna and Cooke entered into restrictive covenants which included the following: (i) during employment (and in the case of Ms. Comonte for one year thereafter), certain non-competition covenants; (ii) during employment and for one year following the termination of employment, certain non-solicitation covenants; and (iii) for an unspecified amount of time, certain confidentiality and assignment of work product covenants.

PAY VERSUS PERFORMANCE DISCLOSURE
The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to Company performance as required by Item 402(v) of Regulation
S-K. Our
principal executive officers are referred to herein together as “PEOs” and individually as a “PEO”. Our non-PEO
named executive officers are collectively referred to herein as the “Other NEOs”.

Year	Summary Compensation Table Total for PEO Tara Comonte ($) (1)	Compensation Actually Paid to PEO Tara Comonte ($) (1)(2)	Summary Compensation Table Total for PEO Sima Sistani ($) (3)	Compensation Actually Paid to PEO Sima Sistani ($) (2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2) (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (Loss) ($ in millions)
2025	$12,681,801	$13,413,184	—	—	$2,519,564	$2,625,898	$108	$1,056.0
2024	$994,487	$1,233,162	$3,475,350	($6,962,509)	$1,129,990	$687,563	—	($345.7)
2023	—	—	$8,873,418	$12,526,695	$1,401,050	$1,467,231	—	($112.3)

(1)	Ms. Comonte commenced serving as our PEO on September 27, 2024.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” (“CAP”) to our PEOs and the average CAP to our Other NEOs, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually realized or received by such individuals. The fair value of PSU awards and Cash Awards were calculated at each valuation date in accordance with FASB ASC Topic 718, based on our cumulative total shareholder return (“TSR”) and were evaluated using a grant date fair value determined by using the Monte Carlo Simulation model on the relevant valuation date and adjusted to reflect actual performance for any completed performance year and an assumption regarding attainment of the performance goals for the remaining performance period. The fair value of RSU and Common Stock awards was calculated at each valuation date in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the relevant valuation date or, if the market was closed on such date, the last trading day that immediately preceded the relevant valuation date.

(3)	Ms. Sistani served as our PEO for the entirety of fiscal 2023 and for the portion of fiscal 2024 preceding Ms. Comonte’s appointment.

(4)	The dollar amounts reported in this column represent the average of the total amounts reported for our Other NEOs for each corresponding fiscal year as follows:

a.	Fiscal 2025: Jacqueline Cooke and Felicia DellaFortuna

b.	Fiscal 2024: Donna Boyer; Jacqueline Cooke; and Heather Stark

c.	Fiscal 2023: Heather Stark; Pierre-Olivier Latour; Amanda Tolleson; Michael Colosi; and Michael Lysaght

(5)
In connection with our Emergence in June 2025, our post-Emergence Common Stock started trading on June 27, 2025. Accordingly, in reliance on SEC guidance, for purposes of the requirement in Item 402(v)(2)(iv) of Regulation
S-K,
TSR is being reported using a measurement period from June 27, 2025 through December 31, 2025 and no TSR information is being presented for fiscal 2023, fiscal 2024 or the portion of fiscal 2025 preceding the Emergence. TSR is calculated by dividing (a) the difference between the share price at December 31, 2025 and June 27, 2025 (the beginning of the truncated measurement period), by (b) the share price at as of June 27, 2025.

To calculate “compensation actually paid” (“CAP”) for our PEO and Other NEOs for fiscal 2025, the following adjustments were made to Summary Compensation Table total pay.

Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)	Additions to Summary Compensation Table Total ($)	Compensation Actually Paid ($)
PEO – Tara Comonte
$12,681,801	($5,901,450)	$6,632,833	$13,413,184
Average for Other NEOs indicated above
$2,519,564	($868,820)	$975,154	$2,625,898

Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding ($)	Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY ($)	Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding ($)	Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY ($)	Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions ($)	Total Equity Adjustments Reflected in Compensation Actually Paid ($)
Chief Executive Officer serving as PEO – Tara Comonte
$6,775,770	$0	$0	($142,937)	$0	$6,632,833
Average for Other NEOs indicated above
$997,539	$0	$0	($22,385)	$0	$975,154
Description of Certain Relationships between Information presented in the Pay versus Performance Table
The graphs below reflect the relationship between the CAP of the two PEOs and Average Other NEO CAP with 1) the Company’s TSR (assuming an initial fixed investment of $100) for the period beginning June 27, 2025, the first trading day of shares of the Company’s post-Emergence Common Stock, through the end of fiscal 2025 and 2) the Company’s Net Income (Loss) for fiscal 2023, 20
24, a
nd 202
5. A
s disclosed above, in connection with our Emergence in June 2025, our post-Emergence Common Stock started trading on June 27, 2025. Accordingly, in reliance on S
EC guidance, for purposes of the requirement in Item 402(v)(2)(iv) of Regulation
S-K,
TSR is being reported using a measurement period from June 27, 2025 through December 31, 2025 and no TSR information is being presented for fiscal 2023, fiscal 2024 or the portion of fiscal 2025 preceding the Emergence.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
$300
$250
$200
$150
$100
$50
$0
Compensation Actually Paid ($mm)
$20
$15
$10
$5
$0
-$5
-$10
2023
2024
2025
CAP - PEO (Comonte)
CAP - PEO (Sistani)
CAP - Other NEOs
Company TSR

Compensation Actually Paid versus Net Income (Loss)
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
Net Income (Loss) ($mm)
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($mm)
2023
2024
2025
CAP - PEO (Comonte)
CAP - PEO (Sistani)
CAP - Other NEOs
Net Income (Loss)

HUMAN CAPITAL MANAGEMENT

At Weight Watchers, we believe that our workforce plays a vital role in our success. As of December 31, 2025, we had approximately 3,500 employees in nine countries, a majority of whom were part-time employees. In addition, in certain of our international markets, our coaches and guides are self-employed and are not included in this total.

Training and Development

We develop our employees by offering in-house learning and development resources. These include online and in-person training programs on a variety of topics in order to foster career growth both in the long term and the short term. For example, we offer leadership training to help ensure our future business leaders have the necessary skill sets to manage and lead our organization.

Wellness, Health and Safety

We are focused on promoting the total wellness of our employees and offer resources, programs, and services to support our employees’ physical, mental, financial, and social wellness. We believe in creating a work environment that supports our employees’ wellbeing, while still maintaining our commitment to our members. Our work model is designed to enhance productivity and foster innovation by allowing our corporate employees and their leaders to work together to determine when, where, and how they work to achieve the best possible results. We believe this approach strikes an appropriate balance between our purpose-driven culture of helping our members develop healthy habits while respecting the wellness, health, and safety of our employees. To facilitate virtual and in-person collaboration, we offer forums and formal training programs to provide our employees with the tools and skills necessary to be successful in the workplace.

As always, protecting the privacy and security of our data is one of our top priorities, and we continue to enhance an advanced industry standard, Zero-Trust, software-defined network, coupled with multi-factor authentication, to secure our environment from unauthorized access.

Total Rewards

We provide competitive compensation and benefits programs to our employees. In addition to employee salaries, these programs (which vary by both employee level and by the country where the employees are located) include, among other items, bonuses, stock awards, retirement benefits such as 401(k) (or local market equivalent), healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, paid parental leave, advocacy resources, and employee assistance programs.

DIRECTOR COMPENSATION

The Company’s non-employee director compensation program is intended to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation for non-employee directors, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. Directors who are employees of the Company receive no compensation for their service as directors.

As described elsewhere in this Proxy Statement, we emerged from Chapter 11 bankruptcy proceedings (the “Emergence”) on the Effective Date, i.e., June 24, 2025. In connection with our Emergence, our Board of Directors, advised by our independent compensation consultant, LB&Co., assessed the form and amount of our non-employee director compensation program, including peer data relating to our post-Emergence peer group as well as considering the practices of other post-emergence companies. Our executive officers did not play a role in determining or recommending the amount or form of our non-employee director compensation. On an annual basis going forward, our Compensation Committee and our Board of Directors intend to review our non-employee director compensation program to ensure it remains competitive and aligned with our peers and the market.

Annual Core Compensation

With respect to their service in fiscal 2025, non-employee members of both the pre- and post-Emergence Board of Directors received annual compensation of $225,000, payable quarterly, forty percent in cash (i.e., $90,000 annually) and sixty percent in the form of fully-vested Common Stock or, if they so elected as described below, deferred stock units (“DSUs”) (i.e., annual target grant date fair value of $135,000, with fractional shares of Common Stock payable in cash). The chair of the Board of Directors received an additional cash fee of $45,000 per year, payable quarterly. The number of shares of Common Stock or DSUs granted quarterly was determined by averaging the closing price of the Common Stock for the last five trading days of the fiscal quarter with respect to which such shares of Common Stock or DSUs, as applicable, were delivered.

On March 21, 2025, the members of the pre-Emergence Board of Directors waived the equity component of their quarterly compensation with respect to the first and second quarters of fiscal 2025. The members of the post-Emergence Board of Directors did not receive the equity component of their quarterly compensation with respect to the seven remaining days of the second fiscal quarter of fiscal 2025 that occurred post-Emergence. With respect to the third and fourth quarters of fiscal 2025 that occurred post-Emergence, the members of the post-Emergence Board of Directors received both the cash and equity components of their quarterly compensation; however, the equity component of the fiscal 2025 fourth quarter compensation was settled in early fiscal 2026, in accordance with our past practice.

Cash Compensation Paid to Directors Serving on Committees of the Board of Directors

With respect to their service in fiscal 2025, each non-employee director serving as a member of the Audit Committee and/or SF Committee was entitled to receive $10,000 per year (pro-rated, in the case of the SF Committee, to reflect the period of time such committee was operational in fiscal 2025), payable quarterly in cash for each such committee membership. In addition, each non-employee director who served as Audit Committee and/or SF Committee chair was entitled to receive a further $12,500 per year (pro-rated, in the case of the SF Committee, to reflect the period of time such committee was operational in fiscal 2025), payable quarterly in cash for each such committee chairmanship.

With respect to their service in fiscal 2025, each non-employee director serving as a member of the Compensation Committee and/or the NCG Committee was entitled to receive $6,000 per year, payable quarterly in cash for each such committee membership. In addition, each non-employee director who served as Compensation Committee and/or NCG Committee chair was entitled to receive a further $9,000 per year, payable quarterly in cash for each such committee chairmanship.

Post-Emergence Director Compensation: Fiscal Year 2026

On December 18, 2025, as part of its post-Emergence review of its compensation policies, the Board of Directors approved a new non-employee director compensation program, effective January 1, 2026.

Cash retainers generally remained unchanged from those paid in fiscal 2025, except that the cash fee for service on the Compensation Committee and/or NCG Committee was increased from $6,000 to $12,500 per year, the cash fee for service on the Audit Committee and/or the SF Committee was increased from $10,000 to $12,500 per year, the additional cash fee for service as the Compensation Committee or NCG Committee chair was increased from $9,000 to $12,500 per year, and the additional cash fee for service as the chair of the Board of Directors was increased from $45,000 to $60,000 per year.

While the grant date fair value of the annual equity-based component of our non-employee director compensation program remains at $135,000 for fiscal year 2026, beginning January 1, 2026, the equity-based component of the non-employee director compensation program will be delivered in an annual award of RSUs pursuant to the Current Stock Incentive Plan. The RSUs will be granted on the first trading day of the Company’s open trading window (as determined under the Company’s Amended and Restated Securities Trading Policy, or any successor policy thereof) following the date of the annual meeting of the Company’s shareholders for such year (the “Annual Director Grant Date”), with the number of RSUs determined by averaging the closing price of the Common Stock for the last five trading days immediately prior to the applicable Annual Director Grant Date. Subject to a director’s continued service on the Board of Directors on the applicable vesting date, 100% of the RSUs shall vest on the earlier of (x) the first anniversary of the Annual Director Grant Date, or, if earlier, the date which is the business day immediately preceding the date of the next annual meeting of the Company’s shareholders; (y) the director’s termination of service as a director due to the director’s death or permanent and total disability; or (z) a change in control (as defined in the Current Stock Incentive Plan).

Reimbursement of Expenses

In fiscal 2025, our non-employee directors were reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Board of Directors or one of its committees.

Director Deferred Compensation Program

Pursuant to the Company’s Director Deferred Compensation Program, each non-employee director may elect to defer receipt of all equity-based compensation that was payable to the director for service as a non-employee member of the Board of Directors. At a director’s election, the shares of fully vested Common Stock otherwise payable on a current basis to the director, together with any dividends thereon, were credited in the form of DSUs to a hypothetical bookkeeping account in the director’s name and paid to the director in shares of Common Stock and cash, respectively, in a single lump sum at the time specified in the election or, if earlier, upon the cessation of the director’s service on the Board of Directors or a change in control of the Company. For additional information regarding non-employee directors’ elections to defer receipt of such equity-based compensation with respect to their respective service as a member of the Board of Directors during fiscal 2025, see “Director Summary Compensation Table” below.

With respect to non-employee directors on our pre-Emergence Board of Directors, the Emergence qualified as a “change in control” of the Company. Accordingly, all DSUs that were deferred under the Company’s Director Deferred Compensation Program in respect of the pre-Emergence period were settled immediately following the Emergence.

Director Summary Compensation Table

The following table sets forth information concerning the fiscal 2025 compensation of our current and former non-employee directors who served during fiscal 2025.

Each of Mses. Gavales, Gove, and Thiltgen, who currently serve as directors, were elected to serve as a director in fiscal 2026 and, therefore, received no compensation for fiscal 2025. Ms. Comonte, who served as our President and Chief Executive Officer during fiscal 2025, received no remuneration for service as a member of our Board of Directors. Further details on the compensation of Ms. Comonte is in Executive Compensation of this Proxy Statement.

DIRECTOR COMPENSATION FOR FISCAL 2025

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Post-Emergence Board of Directors
Eugene I. Davis(2)(3)(4)(5)(6)(7)	$99,199	$33,571	—	$132,770
Julie Bornstein(6)	$100,363	$38,265	—	$138,628
J. Carney Hawks(2)(5)(6)	$59,673	$33,571	—	$93,244
Michael Mason(2)(4)(7)	$54,815	$33,571	—	$88,386
Fallon O’Connor-Brooks(2)(7)	$48,111	$31,010	—	$79,121
Nikolaj Sjoqvist(2)(4)(5)(7)	$64,673	$33,571	—	$98,244
Pre-Emergence Board of Directors
Thilo Semmelbauer(2)(3)(4)(5)	$75,961	$4,694	—	$80,655
Steven M. Altschuler(2)(6)	$46,452	$4,694	—	$51,146
Tracey D. Brown(2)(4)(5)	$51,291	$4,694	—	$55,985
Denis F. Kelly(2)(5)	$54,436	$4,694	—	$59,130
Julie Rice(2)(4)(8)	$17,021	$4,694	$1,500,182	$1,521,897
William H. Shrank(2)	$43,549	$4,694	—	$48,243

(1)

Stock awards consist solely of awards of fully vested Common Stock, if any, subject to certain transfer restrictions and fully vested DSUs, if any, issued under the Director Deferred Compensation Program. The amounts shown represent the aggregate grant date fair value of stock awards granted in fiscal 2025 calculated in accordance with FASB ASC Topic 718 and based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the grant date, the last trading day that immediately preceded the grant date. The grant date fair value for each applicable stock award granted to each then-current director (x) on December 30, 2024 was $4,694; and (y) on December 19, 2025 was $33,571 (except in the case of Ms. O’Connor-Brooks was $31,010 reflecting the applicable proration for her time of service during the third quarter of fiscal 2025). The stock award granted on December 30, 2024 was for compensation earned for the fourth quarter of fiscal 2024, as applicable. As previously disclosed, on March 20, 2023, to align with the Compensation Committee’s determination to base the fiscal 2024 annual equity awards for the named executive officers on a fixed stock price of $9.13, the non-employee directors agreed to adjust the methodology for determining their equity-based compensation with respect to such year. Accordingly, with respect to fiscal 2024, the number of shares of Common Stock or DSUs granted quarterly to non-employee directors was determined by using a fixed stock price of $9.13 in lieu of the average price historically used. Each of Messrs. Davis, Semmelbauer, and Kelly, Drs. Alstchuler and Shrank and Ms. O’Connor-Brooks elected to defer all of their awards of fully vested Common Stock reflected in the amounts shown and instead received fully vested DSUs on the applicable grant date pursuant to the Director Deferred Compensation Program. In the case of such DSUs received by each of Messrs. Semmelbauer and Kelly and Drs. Altschuler and Shrank, these were paid to each director in shares of Common Stock on June 24, 2025, the date that they ceased to serve on the Board of Directors as discussed below. As of December 31, 2025, each of the following then-current directors held the following specified number of fully vested DSUs: Mr. Davis, 1,219 and Ms. O’Connor-Brooks, 1,126.

(2)

On June 24, 2025, Messrs. Davis, Hawks, Sjoqvist and Mason were appointed as directors in accordance with the Plan of Reorganization and the order confirming the Plan of Reorganization entered by the United States Bankruptcy Court for the District of Delaware. Pursuant to the terms of the Plan of Reorganization, on June 24, 2025, Messrs. Semmelbauer and Kelly, Drs. Altschuler and Shrank and Ms. Brown ceased to be members of the Board of Directors. Effective July 8, 2025, the Board of Directors elected Ms. O’Connor-Brooks to serve as a director. Effective February 25, 2025, Ms. Rice resigned from the Board of Directors. The amounts reported for each reflect fees earned on a pro-rated basis with respect to his or her service on the Board of Directors during fiscal 2025.

(3)

Amounts reported for each of Messrs. Semmelbauer and Davis reflect additional fees earned for serving as Chairman of the Board of Directors until his cessation of service, and from his appointment by the Board of Directors, respectively, on June 24, 2025.

(4)

Member of the NCG Committee during fiscal 2025. Effective February 26, 2025, the Board of Directors elected Mr. Semmelbauer, a then-current member of the NCG Committee, to serve as chair of the NCG Committee to fill the vacancy resulting from Ms. Rice ceasing to serve as a member of the NCG Committee given her resignation from the Board of Directors. The amounts reported for (x) Ms. Rice reflect fees earned with respect to her service (and additional fees earned for serving as NCG Committee chair) until her resignation from the Board of Directors; (y) Mr. Semmelbauer and Ms. Brown reflect fees earned with respect to his and her service (and, in the case of Mr. Semmelbauer, additional fees earned for serving as Audit Committee chair following his election) until June 24, 2025, the date each ceased to serve on the Board of Directors, and (z) Messrs. Davis, Mason and Sjoqvist reflect fees earned with respect to his service (and, in the case of Mr. Sjoqvist, additional fees earned for serving as NCG Committee chair) commencing June 24, 2025, the date of his appointment by the Board of Directors.

(5)

Member of the Audit Committee during fiscal 2025. The amounts reported for (x) Messrs. Kelly and Semmelbauer and Ms. Brown reflect fees earned with respect to his or her service (and, in the case of Mr. Kelly, additional fees earned for serving as Audit Committee chair) until June 24, 2025, the date each ceased to serve on the Board of Directors, and (y) Messrs. Davis, Hawks and Sjoqvist reflect fees earned with respect to his service (and, in the case of Mr. Davis, additional fees earned for serving as Audit Committee chair) commencing June 24, 2025, the date of his appointment by the Board of Directors.

(6)

Member of the Compensation Committee during fiscal 2025. The amounts reported for (x) Dr. Altschuler reflect fees earned with respect to his service until June 24, 2025, the date he ceased to serve on the Board of Directors, (y) Messrs. Davis and Hawks reflect fees earned with respect to his service (and, in the case of Mr. Hawks, additional fees earned for serving as Compensation Committee chair) commencing June 24, 2025, the date of his appointment by the Board of Directors, and (z) Ms. Bornstein reflect fees earned with respect to her service throughout fiscal 2025 and additional fees for serving as Compensation Committee chair until June 24, 2025.

(7)

Member of the SF Committee during fiscal 2025. The SF Committee of the Board of Directors was established effective July 1, 2025. The amounts reported for (x) Messrs. Davis, Mason and Sjoqvist reflect fees earned with respect to his service (and, in the case of Mr. Davis, additional fees earned for serving as SF Committee chair) commencing July 1, 2025, and (y) Ms. O’Connor-Brooks reflect fees earned with respect to her service from the date of her election on July 8, 2025.

(8)

Amount shown represents the following compensation paid to Ms. Rice with respect to her service as Chief Experience Officer of the Company commencing August 7, 2025: base salary of $214,519; a guaranteed annual performance-based cash bonus with respect to fiscal 2025 of $431,250; $852,423 of value representing the grant date fair value of awards of RSUs, PSUs, and Cash Awards, in each case calculated in accordance with FASB ASC Topic 718; and contributions by the Company to its savings plan for salaried U.S. employees for Ms. Rice’s benefit. All assumptions made in the stock award valuations with respect to fiscal 2025 are contained and described in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2025. The amounts shown with respect to PSUs and Cash Awards are based on achievement of the applicable performance goals at 100% achievement, which is the maximum potential achievement under the PSU awards, and excludes the effect of estimated forfeitures. For additional details on the RSUs, PSUs and Cash Awards shown, see “Narrative Disclosure to Summary Compensation Table—Long-Term Equity and Equity-Based Incentives.” Subject to Ms. Rice’s continued employment through March 15, 2027, she is eligible to receive a one-time retention bonus in the amount of $1.0 million on such date subject to the terms and conditions of her offer letter dated August 6, 2025.

Stock Ownership Guidelines

Our non-employee directors are required to own shares of Common Stock having an aggregate value equal to at least $450,000. The shares of Common Stock received, or to be received, upon settlement of DSUs or RSUs, if any, as well as shares of Common Stock acquired in the open market or held in certain trusts, among other things, are included for purposes of determining whether a non-employee director meets the stock ownership requirements. Typically, a non-employee director will have five years from the commencement date of her or his service on the Board of Directors to attain the required level of stock ownership. Until a director’s stock ownership requirement is met, the director must retain the shares of Common Stock granted under, or issued in settlement of DSUs or RSUs granted under, our non-employee director compensation policies discussed above, excluding shares of Common Stock that would have been used to satisfy minimum tax withholding obligations had the non-employee director been employed by the Company as a common law employee.

SECURITY OWNERSHIP OF WW

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 20, 2026 (unless otherwise indicated below) by (i) beneficial owners known to the Company to own more than 5% of the Company’s Common Stock, (ii) each of our named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K of the Exchange Act, (iii) each of our current directors and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our Common Stock issuable upon settlement of vested DSUs following an applicable director’s cessation of service on the Board of Directors are deemed beneficially owned by such person and issued and outstanding for the purpose of computing the percentage ownership of the person holding such DSUs. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of any other person.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 9,998,760 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of April 20, 2026. None of the shares held by our directors or executive officers has been pledged as security as of April 20, 2026.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

	As of April 20, 2026
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Aristeia Capital, L.L.C.(1)	900,000	9.00%
Cooper Creek Partners Management LLC(2)	649,985	6.50%
Millennium Management LLC(3)	591,173	5.91%
Tara Comonte	4,511	*
Jacqueline Cooke	295	*
Felicia DellaFortuna	—	—
Eugene I. Davis(4)	2,385	*
Lisa Gavales	—	—
Sue Gove	—	—
J. Carney Hawks	31,442	*
Nikolaj Sjoqvist	2,385	*
Heather Thiltgen	—	—
All current directors and executive officers as a group (11 persons)(5)	39,017	*

*	Amount represents less than 1% of outstanding Common Stock.

(1)

The information concerning Aristeia Capital, L.L.C. (“Aristeia”) is reported as of September 30, 2025, based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on November 14, 2025 by Aristeia. Aristeia reported that it has sole voting power and sole dispositive power over 900,000 shares. The address for Aristeia is One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(2)

The information concerning Cooper Creek Partners Management LLC (“Cooper Creek”) is reported as of December 31, 2025, based on a Schedule 13G filed with the SEC on February 17, 2026 by Cooper Creek. Cooper Creek reported that it has sole voting power and sole dispositive power over 649,985 shares. The address for Cooper Creek is 501 Madison Avenue, Suite 302, New York, NY 10022.

(3)

The information concerning Millenium Management LLC (“Millenium”) is reported as of March 13, 2026, based on a Schedule 13G filed jointly with the SEC on March 19, 2026 by Millenium, Millennium Group Management LLC, and Israel A. Englander (collectively, the “Millenium Entities”). The Millenium Entities reported that each has shared voting power and shared dispositive power over 591,173 shares. The address of each of the Millenium Entities is 399 Park Avenue, New York, NY 10022.

(4)

The shares beneficially owned by Mr. Davis are DSUs granted as director compensation that would be payable as shares of Common Stock upon the cessation of his service on the Board of Directors or a change in control of the Company. See “Director Compensation—Director Deferred Compensation Program” for additional information on the Director Deferred Compensation Program.

(5)

The number of shares beneficially owned includes an aggregate of 2,385 shares that are payable as shares of Common Stock in settlement of DSUs upon Mr. Davis ceasing his service on the Board of Directors within 60 days after April 20, 2026.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which sets forth the Company’s policies and procedures for the review and approval or ratification of transactions with related persons. The procedures cover related person transactions between the Company and any “related person” (as defined in Item 404(a) of Regulation S-K of the Exchange Act), which includes our directors or director nominees, our executive officers, security holders who beneficially own more than 5% of our Common Stock, or the immediate family members of any of the foregoing. More specifically, the procedures cover transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest.

The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Audit Committee (or another appropriate approving body) (the “Approving Body”) reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and any material amendment or modification to a related person transaction. To assist the Approving Body in such review, Company management must disclose certain information regarding the transactions at issue. In the course of its review and approval or ratification of a related person transaction, the Approving Body considers all relevant facts and circumstances, including, without limitation:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance and fairness of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the Approving Body deem appropriate.

Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

Transactions with Related Persons

Winfrey Transactions

The Company’s transactions with former director Oprah Winfrey are described below.

Winfrey Partnership

On October 18, 2015 (the “Partnership Date”), we entered into a Strategic Collaboration Agreement with Ms. Winfrey (as amended, the “Strategic Collaboration Agreement”), pursuant to which Ms. Winfrey granted us the right to use, subject to her approval, her name, image, likeness and endorsement for and in connection with the Company and its programs, products and services (including in advertising, promotion, materials and content), and we granted Ms. Winfrey the right to use our trademarks and service marks to collaborate with and promote the Company and its programs, products and services. The Strategic Collaboration Agreement had an initial term of five years (the “Initial Term”), with additional successive one year renewal terms. On December 15, 2019, we entered into an amendment of the Strategic Collaboration Agreement (the “Strategic Collaboration Amendment”) with Ms. Winfrey, pursuant to which, among other things, the Initial Term was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term commenced that continued through May 31, 2025 (the “Second Term” and together with the Initial Term, the “Strategic Term”). During the Initial Term, Ms. Winfrey consulted with us and participated in developing, planning, executing and enhancing the WW programs and related initiatives, and provided us with services in her discretion to promote the Company and its programs, products and services, including in advertisements and promotions, and made personal appearances on our behalf. During the Second Term, Ms. Winfrey and the Company collaborated with each other towards the mutual objective of advancing and promoting the WW programs and the Company, and in connection therewith, Ms. Winfrey consulted with the Company and participated in developing, planning, executing and enhancing the WW programs and related initiatives. In connection therewith, Ms. Winfrey made available to the Company her knowledge, expertise, and abilities in the areas of corporate management, consumer insights, advertising and marketing, consumer motivation, and community activation and consulted and participated in the design and planning of creative strategy and the related execution of the consumer experience in connection with the WW programs. In addition, throughout the Second Term, except as otherwise prohibited by applicable law, the Company intended to cause Ms. Winfrey to be nominated as a director of the Company. However, Ms. Winfrey did not seek re-election at the Company’s 2024 annual meeting of shareholders. Ms. Winfrey will not engage in any other weight loss or weight management business, program, products, or services through May 31, 2026, the one year anniversary of the conclusion of the Strategic Term. The Strategic Collaboration Amendment became operative on May 6, 2020 when our shareholders approved the Winfrey Amendment Option Agreement (as defined below).

On the Partnership Date, we also entered into a Share Purchase Agreement with Ms. Winfrey (as amended, the “Winfrey Purchase Agreement”), pursuant to which we issued and sold to Ms. Winfrey an aggregate of 6,362,103 shares of Common Stock for an aggregate cash purchase price of $43,198,679. The purchased shares were previously subject to a right of first offer and right of first refusal held by the Company, as discussed further below. Under the Winfrey Purchase Agreement, Ms. Winfrey had certain demand registration rights and piggyback rights with respect to these purchased shares.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Agreement and the performance of her obligations thereunder, on the Partnership Date, we granted Ms. Winfrey a fully vested option to purchase 3,513,468 shares of Common Stock (the “Initial Winfrey Option”). The term sheet for the Initial Winfrey Option, which included the terms and conditions appended thereto, relating to the grant of the Initial Winfrey Option is referred to herein as the “Initial Winfrey Option Agreement”. The Initial Winfrey Option was exercisable at a price of $6.97 per share, in whole or in part, at any time prior to October 18, 2025, subject to earlier termination under certain circumstances, including if a change in control (as defined in the Initial Winfrey Option Agreement) of the Company occurred. The shares issuable upon exercise of the Initial Winfrey Option were previously subject to a right of first offer and right of first refusal held by the Company, as discussed further below.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Amendment and the performance of her obligations thereunder, on December 15, 2019, the Company and Ms. Winfrey entered into a term sheet, which included the terms and conditions appended thereto (the “Winfrey Amendment Option Agreement”), relating to the grant of a fully vested option to purchase 3,276,484 shares of Common Stock (the “Winfrey Amendment Option”). Upon our shareholders approving the Winfrey Amendment Option Agreement on May 6, 2020, the Winfrey Amendment Option became exercisable at a price of $38.84 per share, in whole or in part, at any time prior to November 30, 2025, subject to earlier termination under certain circumstances, including if a change in control (as defined in the Winfrey Amendment Option Agreement) of the Company occurred. The shares issuable upon exercise of the Winfrey Amendment Option were previously subject to certain transfer restrictions and a right of first offer and right of first refusal held by the Company, as discussed further below.

In fiscal 2024, Ms. Winfrey donated all shares of Common Stock that she owned to the National Museum of African American History and Culture (the “Museum”). In February 2024, Ms. Winfrey announced her intention to donate the net proceeds from any subsequent exercise and sale of the Winfrey Option and the Winfrey Amendment Option, if any, to the Museum. In connection with Ms. Winfrey’s proposed and consummated charitable donations, the Company declined to exercise its rights of first offer and first refusal discussed above and waived any remaining transfer restrictions applicable to the shares donated or proposed to be donated and, to the extent the net proceeds of the sale of such shares are donated to the Museum, the shares issuable under either of the Winfrey Option or the Winfrey Amendment Option.

Other Winfrey Transactions

In the ordinary course of our business, we enter into transactions in connection with advertising and marketing, including in the past with companies in which Ms. Winfrey had a direct or indirect material interest (each, a “Winfrey Entity”). Such transactions with Winfrey Entities were entered into on an arm’s length basis often through a third party, media services agency, and Ms. Winfrey did not receive any additional compensation in connection with services she provided pursuant to the Strategic Collaboration Agreement. The table below sets forth the aggregate amount of expenses and fees the Company paid in fiscal 2024 in connection with the specified transaction category and the Winfrey Entities involved in such transactions.

Transaction Category	Transaction Description	Expenses and Fees Paid in Fiscal 2024	Winfrey Entities
Media	Payments for the placement of Online and television media on Winfrey properties (i.e., OWN television network, Oprah Daily and Oprah.com)	$232,739 (which was paid through a third party, media services agency and various demand-side platforms)	Oprah Winfrey Network, LLC(1)

Production	Payments of expenses and fees with respect to domain name registrations and filings	$1,618	Harpo, Inc.(2)

(1)	As of fiscal 2024, was a joint venture with Discovery Communications, Inc., and Ms. Winfrey, through Harpo, Inc., owned 5.1% of the entity and had some governance rights.

(2)	As of fiscal 2024, Ms. Winfrey owned 100% of the entity.

Additionally, in fiscal 2024, Harpo, Inc. was reimbursed $50,000 (via a third-party, creative services agency) for certain fees incurred in connection with the Making The Shift: A New Way to Think About Weight virtual event.

Other Related Person Transactions

On August 6, 2025, we acquired certain assets from, and offered employment to certain employees of, Peoplehood, Inc. (“Peoplehood”), a wellness support platform co-founded by Julie Rice, who previously served as a member of our Board of Directors. The acquisition was entered into on an arm’s length basis. We purchased the assets for $1.0 million in cash upon closing and $1.0 million in deferred consideration that was paid in cash on November 5, 2025. The acquired assets included the Peoplehood brand name and other intangible assets, primarily the meeting platform and customer list. The acquisition included the integration of Peoplehood’s curriculum, technology, and operational insights into our ecosystem, with the aim of enhancing community-

based programs focused on GLP-1 medication use and menopause support. On August 7, 2025, we appointed Ms. Rice as our Chief Experience Officer. For additional information regarding Ms. Rice’s compensation as our Chief Experience Officer during fiscal 2025, see “Director Compensation—Director Summary Compensation Table”.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to shareholders at the 2026 Annual Meeting for a vote. If other matters properly come before the 2026 Annual Meeting, the persons named as proxies on the proxy card will vote on them in accordance with their discretion.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Based on our records and written representations from our directors and officers, we believe that all such Section 16(a) forms were filed in a timely manner in fiscal 2025, other than a late Form 3 filing for our former director Ms. O’Connor-Brooks.

Procedures for Submitting Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s 2027 proxy statement and proxy card by submitting their proposals to the Company on or before December 31, 2026. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2027 Annual Meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and shareholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the proxy statement in connection with the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the 2027 Annual Meeting, such a proposal must be received by the Company on or after December 31, 2026 but no later than January 30, 2027. If the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not less than 60 days prior to such annual meeting. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at WW International, Inc., 18 West 18th Street, 7th Floor, New York, New York 10011, (212) 589-2700. Furthermore, in addition to satisfying the deadline in the Company’s Bylaws, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with Exchange Act Rule 14a-19(b).

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at WW International, Inc., 18 West 18th Street, 7th Floor, New York, New York 10011.

Shareholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding”. While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. The Company will deliver promptly a separate copy of the proxy statement and annual report to any shareholder who sends a written or oral request to the Company at WW International, Inc., Attention: Investor Relations, 18 West 18th Street, 7th Floor, New York, New York 10011, (212) 601-7569. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report and Other Corporate Documents

The Annual Report to Shareholders covering fiscal 2025 has been mailed together with the Company’s proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments thereto, are available without charge on our corporate website at corporate.ww.com/sec-filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Copies of our Annual Report on Form 10-K for fiscal 2025, including financial statements and schedules thereto, filed with the SEC, as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, NCG Committee Charter, SF Committee Charter and Code of Business Conduct and Ethics, are also available without charge to shareholders upon written request addressed to WW International, Inc., Attention: Investor Relations, 18 West 18th Street, 7th Floor, New York, New York 10011.

By Order of the Board of Directors

Debra Cotter

Chief Legal Officer and Secretary

Dated: April 30, 2026

WW International, Inc. ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/WW or scan the QR code — login details are located in the shaded bar below. Phone Call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada). Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Eugene I. Davis 04 - J. Carney Hawks 02 - Lisa Gavales 05 - Nikolaj Sjoqvist 03 - Sue Gove 06 - Heather Thiltgen 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026. For Against Abstain For Against Abstain 3. To approve, on an advisory basis, the Company’s named executive officer compensation. B Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD. C 1234567890 J N T 1 U P X 6 8 8 6 4 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 04A97D

The 2026 Annual Meeting of Shareholders of WW International, Inc. will be held on Friday, June 12, 2026 at 10:00 a.m. Eastern Time, virtually via live audio webcast at meetnow.global/M2MGWQD. To access the virtual meeting and vote during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — WW INTERNATIONAL, INC. 2026 Annual Meeting of Shareholders to be held on June 12, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Felicia DellaFortuna, Jonathan Volkmann and Debra Cotter, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of WW International, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2026 Annual Meeting of Shareholders of the Company to be held virtually via live audio webcast at meetnow.global/M2MGWQD on Friday, June 12, 2026 at 10:00 a.m. Eastern Time, and at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of 2026 Annual Meeting of Shareholders and Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made or for the election of a substitute nominee to the Board of Directors if any nominee listed in Proposal 1 becomes unable to serve or for good cause will not serve). The Board of Directors recommends a vote “FOR” the election of each of the nominees for director to the Board of Directors; “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026; and “FOR” the advisory vote to approve the compensation of the Company’s named executive officers. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 TO THE BOARD OF DIRECTORS; “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2; AND “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3. YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. A corporation or partnership must sign its full name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD.